Filed Pursuant to Rule 424(b)(5)
Registration No. 333-273853

PROSPECTUS SUPPLEMENT
(To Prospectus dated August 18, 2023)

POET TECHNOLOGIES INC.

1,600,000 Common Shares and

Warrants to Purchase up to 1,600,000 Common Shares

We are offering 1,600,000 of our common shares, without par value (the “common shares”), and accompanying warrants to purchase up to 1,600,000 common shares (the “warrants”) pursuant to this prospectus supplement and the accompanying prospectus (this “offering”). Each common share is being sold together with one accompanying warrant exercisable for one common share. The combined public offering price for each common share and accompanying warrant is $0.90. The warrants have an exercise price of $1.12 per common share, subject to adjustment as set forth therein and described herein, and are immediately exercisable and will expire five (5) years from the date of issuance.

The common shares and accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of our common shares that are issuable from time to time upon exercise of the warrants.

This offering is being underwritten on a firm commitment basis. While the underwriter intends to offer the common shares and accompanying warrants at the price set forth on the cover of this prospectus supplement, the underwriter may offer the common shares and accompanying warrants from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Capital Market (“Nasdaq”) or to dealers in negotiated transactions or in a combination of such other methods of sale, or otherwise, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Our common shares are listed and posted for trading on the TSX Venture Exchange (the “TSXV”) under the symbol “PTK” and on Nasdaq under the symbol “POET.” On November 29, 2023, the last trading day prior to the date of this prospectus supplement, the closing price of our common shares on the TSXV and on Nasdaq was CAD$1.47 and $1.12 per common share, respectively. There is no established trading market for the warrants offered in this offering, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Our head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page S-10 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference in this prospectus supplement and refer to the risk factors that may be included in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Common Share and Accompanying Warrant	Total
Public offering price(1)	$0.900	$1,440,000
Underwriting discount and commissions(2)	$0.063	$100,800
Proceeds, before expenses, to us(3)	$0.837	$1,339,200

(1) The public offering price and underwriting discount corresponds to (i) a public offering price per common share of $0.8999999 and (ii) a public offering price per warrant of $0.0000001.

(2) See “Underwriting” for additional disclosure regarding underwriting compensation.

(3) If the underwriter exercises its over-allotment option in full, the total underwriting discount payable by us will be approximately $115,920, and the total proceeds to us, before expenses, will be approximately $1,540,080. The aforementioned dollar amounts and the amount of the offering proceeds to us presented in the table above do not give effect to any exercise of the warrants being issued in this offering.

We have granted the underwriter the right to purchase up to an additional 240,000 common shares at a public offering price of $0.8999999 per share and/or warrants to purchase up to 240,000 additional common shares at a public offering price of $0.0000001 per warrant. The underwriter may exercise this right at any time, in whole or in part, within 45 days following the execution date of the underwriting agreement.

The underwriter expects to deliver the common shares and accompanying warrants on or about December 4, 2023, subject to customary closing conditions.

Maxim Group LLC

This prospectus supplement is dated November 30, 2023.

Table of Contents

Prospectus Supplement

Prospectus

S-i

About This Prospectus Supplement

This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. This prospectus supplement is deemed to be incorporated by reference into the prospectus solely for purposes of this offering.

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus supplement and the accompanying prospectus may not describe these tax consequences fully. You should read the tax discussion in this prospectus supplement and the accompanying prospectus and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement or in the accompanying prospectus. We have not authorized, and the underwriter has not authorized, anyone to provide you with information in addition to or different from that contained in this prospectus supplement, the prospectus or in any free writing prospectus that we have prepared. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and in any applicable free writing prospectus is accurate only as of the date on the front cover of this prospectus supplement, the prospectus or any applicable free writing prospectus, as applicable, and the information incorporated by reference into this prospectus supplement, the prospectus or any applicable free writing prospectus is accurate only as of the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates. Information in this prospectus supplement updates and modifies the information in the prospectus and the information incorporated by reference herein and therein.

The registration statement of which this prospectus supplement and the accompanying prospectus form a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus supplement. You can find the registration statement at the U.S. Securities and Exchange Commission’s (the “SEC”) website or at the SEC office mentioned under the heading “Where You Can Find More Information.”

Financial statements included or incorporated by reference into this prospectus supplement and the accompanying prospectus have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless otherwise noted or the context otherwise indicates, the terms “us,” “we,” “our,” “POET” and the “Company” refer to POET Technologies Inc. and our subsidiaries.

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All trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein or therein, are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus supplement and the accompanying prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus supplement and the accompanying prospectus are references to U.S. dollars. References to “$,” “US$” or “USD$” are to U.S. dollars and references to “CAD$” are to Canadian dollars.

Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s EDGAR website at www.sec.gov/EDGAR. Our filings on the Canadian System for Electronic Data Analysis and Retrieval and EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus supplement and the accompanying prospectus except as specifically set out herein and therein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, in accordance therewith, filing reports and other information with the SEC on EDGAR, we have continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which we elect to take advantage of in certain cases, our reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a foreign private issuer, we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies.

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This prospectus supplement and the accompanying prospectus are a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities. This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, which form a part of the registration statement, do not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information about us and our securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus supplement and the prospectus, including the documents incorporated by reference herein and therein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is deemed to be a part of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below that we have previously filed with the SEC:

●	Our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	Our reports on Form 6-K filed on (i) May 16, 2023, with respect to our condensed unaudited consolidated interim financial statements for the three months ended March 31, 2023, and related Management’s Discussion and Analysis (the “First Quarter MD&A”), (ii) August 14, 2023, with respect to our condensed unaudited consolidated interim financial statements for the three and six month periods ended June 30, 2023, and related Management’s Discussion and Analysis (the “Second Quarter MD&A”), (iii) September 1, 2023, (iv) November 6, 2023, (v) November 21, 2023, with respect to our condensed unaudited consolidated interim financial statements for the three and nine month periods ended September 30, 2023, and related Management’s Discussion and Analysis (together with the First Quarter MD&A and the Second Quarter MD&A, the “Interim MD&A”), (vi) November 22, 2023 and (vii) November 30, 2023; and

●	The description of our common shares contained in Exhibit 2.0 to our annual report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on April 29, 2021, and any amendments and reports updating such description.

In addition, this prospectus supplement and the accompanying prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the Exchange Act prior to the termination of the offering made by this prospectus supplement and the accompanying prospectus. We may also incorporate by reference into this prospectus supplement and the accompanying prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus supplement and the accompanying prospectus form a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus supplement and the accompanying prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus supplement and the accompanying prospectus and the documents incorporated or deemed to be incorporated herein and therein by reference.

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Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document (or part thereof) incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document (or part thereof) that also is or is deemed to be incorporated by reference in this prospectus supplement or in the accompanying prospectus, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus supplement and the accompanying prospectus. You may obtain documents incorporated by reference in this prospectus supplement and the accompanying prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.
Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East

Toronto, Ontario, M4P 1E2, Canada

(416) 368-9411

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Forward-Looking Statements

This prospectus supplement, the accompanying prospectus and the documents that are incorporated by reference herein and therein may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking statements”). Forward-looking statements may relate to our future financial outlook and anticipated events or results and may include statements regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, statements regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate are forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects,” “does not expect,” “is expected,” “scheduled,” “estimates,” “outlook,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “will be taken,” “occur” or “be achieved.” In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances are forward-looking statements. Forward-looking statements are not historical fact but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

These forward-looking statements include, among other things, statements relating to:

●	our expectations regarding our anticipated revenue, expenses and operations;

●	our anticipated cash needs, needs for additional financing or funding costs;

●	our plans for and timing of the expansion of our products and services;

●	our future growth plans;

●	our ability to attract and retain personnel;

●	our competitive position and the regulatory environment in which we operate;

●	anticipated trends and challenges in our business and the markets in which we operate; and

●	the completion of any offering of securities.

S-5

These forward-looking statements and other forward-looking statements are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. There can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on these forward-looking statements. Whether actual results, performance or achievements will conform to our expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled “Risk Factors” or elsewhere in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus, including, without limitation, risks:

●	associated with our history of operating losses;

●	associated with our need for additional financing in the future, which may not be available on acceptable terms or at all;

●	that we will not be able to compete in the highly competitive semiconductor and photonics markets;

●	that our objectives will not be met within the timelines we expect or at all;

●	associated with engineering, product development and manufacturing;

●	associated with successfully protecting patents and trademarks and other intellectual property;

●	associated with joint venture development;

●	concerning the need to control costs and the possibility of unanticipated expenses;

●	that the trading price of our common shares will be volatile;

●	that shareholders’ interests will be diluted through future security offerings as well as exercises of currently outstanding convertible securities;

●	that our business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing, and which could subject us to claims or otherwise harm our business;

●	that we are a “foreign private issuer” under U.S. securities laws and in certain cases utilize “MJDS” and, as a result, are subject to disclosure obligations different from requirements applicable to U.S. domestic registrants listed on Nasdaq;

●	that we could lose our foreign private issuer status and/or MJDS eligibility in the future, which could result in significant additional costs and expenses to us and adversely affect our ability to raise capital in the U.S.; and

●	that, if we were to be a passive foreign investment company for U.S. federal income tax purposes, U.S. holders of our common shares or warrants may suffer adverse tax consequences.

S-6

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking statements prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking statements. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in this prospectus supplement, the accompanying prospectus and the Annual Report and in “Key Business Risks and Uncertainties” in the Interim MD&A and other documents incorporated by reference herein should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking statements, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking statements. There can be no assurance that such statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements, which speak only as of the date made. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein, represent our expectations as of the date of this prospectus supplement (or as of the date such forward-looking statements are otherwise stated to be made), and are subject to change after such date. However, we disclaim any intention, obligation or undertaking to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities laws. All of the forward-looking statements contained in this prospectus supplement and the accompanying prospectus, and in the information incorporated by reference herein and therein, are expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus supplement and the accompanying prospectus and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in our securities.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or in the accompanying prospectus or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement and the accompanying prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision.

General

The legal and commercial name of the Company is POET Technologies Inc. We were originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. (“Tandem”). Subsequently, Tandem amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd. pursuant to Articles of Amalgamation on November 14, 1985, with Tandem as the successor amalgamated entity. Tandem then filed an Articles of Continuance on January 3, 1997 and continued from under the laws of the province of British Columbia to under the laws of the province of Ontario. Tandem changed its name to OPEL International Inc. by Articles of Amendment on September 26, 2006. OPEL International Inc. was continued under the New Brunswick Business Corporations Act on January 30, 2007, then back to Ontario by Articles of Continuance on November 30, 2010, changing its name to OPEL Solar International Inc. By Articles of Amendment on August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment on July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. We filed Articles of Amendment on February 24, 2022 to consolidate all of our issued and outstanding common shares on a 10:1 basis. Today, we are an Ontario corporation governed by the Business Corporations Act (Ontario) (“OBCA”).

Our head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411. Our website is www.poet-technologies.com. Information contained on our website or that can be accessed through our website is not incorporated by reference into this prospectus supplement.

Intercorporate Structure

Description of the Business

We design, develop, manufacture and sell integrated opto-electronic solutions for data communications, telecommunications and artificial intelligence markets. We have developed and are marketing our proprietary POET Optical InterposerTM, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” (or WLCSP) to describe similar approaches within the semiconductor industry. The POET Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. The cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing, such as high-speed networking for cloud service providers and data centers, 5G networks, machine-to-machine communication, sometimes referred to as the “Internet of Things” (IoT), self-contained “edge” computing applications, such as accelerators for Artificial Intelligence - Machine Learning (AI-ML) systems and sensing applications, such as LIDAR systems for autonomous vehicles and point-of-use health care products.

Transfer Agent and Registrar

The transfer agent and registrar of our common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Colombia, V6C 3B9.

Foreign Private Issuer Status

As a foreign private issuer, we are exempt from certain rules under the Exchange Act, including its rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. domestic public companies.

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THE OFFERING

Issuer	POET Technologies Inc., a corporation existing under the laws of the Province of Ontario, Canada.

Common Shares to be Offered by Us	1,600,000 common shares (or up to 1,840,000 shares if the underwriter’s over-allotment option is exercised in full).

Warrants to be Offered by Us	Warrants to purchase up to 1,600,000 common shares (or warrants to purchase up to 1,840,000 common shares if the underwriter’s over-allotment option is exercised in full). Each of our common shares is being sold in this offering together with an accompanying warrant to purchase one common share. Each warrant has an exercise price of $1.12 per share, is immediately exercisable and will expire on the five-year anniversary of the original issuance date. The exercise price of the warrants is subject to customary adjustments for stock splits, stock dividends, stock combinations and other similar events. The common shares and the accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants. See “Description of Securities We Are Offering.”

Common Shares to be Outstanding After this Offering	42,302,045 common shares (or up to 42,542,045 shares if the underwriter’s over-allotment option is exercised in full).

Underwriter’s Option to Purchase Additional Shares	We have granted the underwriter an option for a period of 45 days to purchase up to 240,000 additional common shares at a public offering price of $0.8999999 per common share and/or warrants to purchase up to 240,000 additional common shares at a public offering price of $0.0000001 per warrant. The underwriter can exercise this option at any time within 45 days following the execution date of the underwriting agreement.

Reasons for the Offer and Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $1,000,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $1,200,880 if the underwriter’s over-allotment option is exercised in full).

We intend to use the net proceeds from this offering, if any, for general working capital purposes, including revenue expansion and the development and production of photonic modules for AI and related markets. See “Reasons for the Offer and Use of Proceeds.”

Risk Factors	See “Risk Factors” on page S-10 and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

Trading Symbols	Our common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET.” There is no established trading market for the warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

The number of common shares to be outstanding after this offering as shown above is based on 40,702,045 common shares outstanding as of November 30, 2023, and does not include the following warrants and stock options that were outstanding at November 30, 2023: (a) 563,318 warrants at a weighted average exercise price of $3.64 and (b) 7,292,889 stock options at a weighted average exercise price of $3.81.

Unless otherwise noted, the information in this prospectus supplement, including the summary above, assumes no exercise of (a) our outstanding warrants or stock options, (b) the underwriter’s option to purchase additional common shares and/or warrants and (c) the warrants offered and sold in this offering.

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Risk Factors

Investing in our securities involves a high degree of risk, including those described below. Please see the “Risk Factors” section in our most recent Annual Report on Form 20-F and the “Key Business Risks and Uncertainties” section in the Interim MD&A, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus supplement and the accompanying prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of the events described in such “Risk Factors” and “Key Business Risks and Uncertainties” sections occur, or the risks described herein or therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities.

You may experience immediate and substantial dilution as a result of this offering, and future sales or issuances of securities could decrease the value of existing securities, further dilute investors’ voting power and reduce our earnings per share.

You may incur immediate and substantial dilution as a result of this offering. After giving effect to the sale by us of up to 1,600,000 common shares and warrants to purchase up to 1,600,000 common shares offered in this offering at a combined public offering price of $0.90 for each common share and accompanying warrant, and after deducting any underwriter’s discounts and commissions and estimated offering expenses payable by us, based on our net tangible book value as of September 30, 2023, investors in this offering can expect to experience immediate dilution of $0.68 per common share. We may also issue additional common shares, warrants or other securities convertible into common shares in the future, which may further dilute an existing shareholder’s equity interest in us. We cannot assure you that we will be able to sell common shares, warrants or other securities in any other offering at a price per share that is equal to or greater than the price per share and accompanying warrant paid by investors in this offering, and investors purchasing shares, warrants or other securities in the future could have rights superior to existing shareholders, including investors who purchase our securities in this offering. The price at which we sell additional common shares, warrants or other securities convertible into common shares in future transactions may be higher or lower than the price of our securities in this offering. As a result, purchasers of our securities, as well as our existing shareholders, will experience significant dilution if we sell at prices significantly below the price at which they invested.

Our constating documents permit the issuance of an unlimited number of common shares, and purchasers of the common shares will have no pre-emptive rights in connection with such further issuance. Our directors have discretion to determine the price and the terms of further issuances. We cannot predict the size of future sales and issuances of securities or the effect, if any, that such future sales and issuances of securities will have on the market price of the securities. The issuance of additional securities and the exercise of common share purchase warrants, stock options and other convertible securities will result in dilution of the equity interests of any persons who are or may become holders of common shares. Sales or issuances of a substantial number of securities, or the perception that such sales could occur, may adversely affect prevailing market prices for securities.

The market price for our publicly traded securities may be volatile and an investment in our securities could suffer a decline in value or be lost.

The market price of our publicly traded securities could be subject to significant fluctuations. Some of the factors that may cause the market price of our publicly traded securities to fluctuate include:

●	changes in political, economic, industry and market conditions and trends;

●	changes in the demand for semiconductors;

●	announcements of new products, partnerships or technological collaborations;

●	announcements by us of financial results (and perception thereof), and the results of further actions in respect of any products, partnerships or collaborations, including the termination of same;

●	innovations by us or our competitors;

●	development in patent or other proprietary rights;

●	results from our marketing and sales efforts;

●	results of technology and product development testing by us, our partners or our competitors;

●	failure to meet our revenue or profit goals or operating budget;

●	decline in demand for our common shares and/or sales by our existing shareholders;

●	the number of common shares available for trading (float);

●	significant acquisitions, business combinations, strategic partnerships, joint ventures, capital commitments and dispositions completed by us or our competitors;

●	positive or negative revisions in securities analysts’ estimates and recommendations or withdrawal of research coverage;

●	lack of funding generated for operations;

●	recruitment or departure of key personnel;

●	short selling, manipulation of the common shares and prohibited trades;

●	volatility in the market price and trading volume of comparable companies;

●	rumors and collusion;

●	litigation or regulatory action against us;

●	investor perception of our industry or our business prospects;

●	government regulations; and

●	the other risk factors described in this section of this prospectus supplement and in the accompanying prospectus and in the documents incorporated by reference herein and therein.

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Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. As well, certain institutional investors may base their investment decisions on consideration of our environmental, governance and social practices and performance against such institutions’ respective investment guidelines and criteria, and failure to satisfy such criteria may result in limited or no investment in us by those institutions, which could materially adversely affect the trading price of our publicly traded securities. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue for a protracted period of time, our operations and the trading price of our publicly traded securities may be materially adversely affected.

Broad market and industry factors may harm the market price of our publicly traded securities. Hence, the market price of our publicly traded securities could fluctuate based upon factors that have little or nothing to do with us, and these fluctuations could materially reduce the price of our securities regardless of our operating performance.

In the past, following periods of volatility in the market price of a company’s securities, particularly where those securities were trading on Nasdaq or another U.S. securities exchange, securities class-action litigation has often been brought against that company. We may become involved in this type of litigation in the future. Litigation of this type may be expensive to defend and may divert management’s attention and resources from the operation of our business.

In addition, since the common shares currently trade on Nasdaq, we must comply with Nasdaq’s continued listing requirements to avoid our common shares being delisted. The standards include, among others, a minimum bid price requirement of $1.00 per share and any of: (i) a minimum stockholders’ equity of $2.5 million; (ii) a market value of listed securities of $35 million; or (iii) net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three fiscal years. Our results of operations and fluctuating share price directly impact our ability to satisfy these listing standards. If we do not maintain compliance with Nasdaq’s listing standards, our common shares may be subject to delisting. A delisting from Nasdaq would result in our common shares being eligible for quotation on the over-the-counter market (the “OTC”), which is generally considered to be a less efficient system than listing on national exchanges such as Nasdaq because of the OTC’s lower trading volumes, transaction delays and reduced security analyst and news media coverage. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our common shares.

As such, an investment in our securities may result in the loss of an investor’s entire investment. Only potential investors who are experienced in high-risk investments and who can afford to lose their entire investment should consider an investment in us.

We will have broad discretion over the use of proceeds from this offering.

We currently intend to allocate the net proceeds, if any, received from this offering as described under “Reasons for the Offer and Use of Proceeds”; however, our management will have broad discretion in the application of the net proceeds from this offering (if any) pursuant to this prospectus supplement and the accompanying prospectus, as well as the timing of their expenditures. Given the broad discretion given to our management in the actual application of any net proceeds received from this offering, we may elect to allocate proceeds differently from that described in “Reasons for the Offer and Use of Proceeds” if we believe it would be in our best interests to do so, which may be in ways that an investor may not consider desirable. The failure by our management to apply any funds received effectively could have a material adverse effect on our business and results of operations. The results and the effectiveness of the application of any net proceeds are uncertain. If the net proceeds received from this offering are not applied effectively, our business, financial condition and results of operations may suffer, which could adversely affect the price of our common shares on the open market.

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Investors may not be able to obtain enforcement of civil liabilities against us.

The enforcement by investors of civil liabilities under the United States federal or state securities laws may be adversely affected by the fact that we are governed by the OBCA, that several of our officers and directors are residents of Canada and that all, or a substantial portion, of their assets and a substantial portion of our assets are located outside the United States. It may not be possible for an investor to effect service of process within the United States on, or enforce judgments obtained in the United States courts against, us or certain of our directors and officers based upon the civil liability provisions of United States federal securities laws or the securities laws of any state of the United States.

In addition, certain of our directors and officers reside outside of both Canada and the United States, and substantially all of the assets of these persons are located outside of Canada and the United States. It may not be possible for shareholders to effect service of process against our directors, officers and subsidiaries who are not resident or located in either Canada or the United States. In the event a judgment is obtained in a Canadian or United States court against one or more of our directors or officers for violations of applicable securities laws or otherwise, it may not be possible to enforce such judgment against those directors and officers not resident in Canada or the United States.

In light of the above, there is doubt as to whether (i) a judgment of a United States court based solely upon the civil liability provisions of United States federal or state securities laws would be enforceable in Canada against us or our directors and officers and (ii) an original action could be brought in Canada (or otherwise outside the United States) against us or our directors and officers to enforce liabilities based solely upon United States federal or state securities laws.

We may be classified as a passive foreign investment company for U.S. federal income tax purposes for the current year, which could result in adverse U.S. federal income tax consequences to U.S. holders of common shares or warrants.

We would be classified as a passive foreign investment company, or PFIC, for any taxable year if, after the application of certain look-through rules with respect to the income and assets of our corporate subsidiaries in which we own at least 25% (by value) of the stock, either: (i) 75% or more of our gross income for such year is “passive income” (as defined in the relevant provisions of the Internal Revenue Code of 1986, as amended (the “Code”)), or (ii) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. Based on the market price of the common shares and the composition of our income and assets, including goodwill, we do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year and is dependent on many factors, including the value of our passive assets, the amount and type of our gross income and market capitalization. Therefore, there can be no assurance that we will not be classified as a PFIC for the current or future taxable years. Certain adverse U.S. federal income tax consequences could apply to a U.S. Holder (as defined in “Certain U.S. Federal Income Tax Considerations”) if we are treated as a PFIC for any taxable year during which such U.S. Holder holds common shares or warrants.

S-12

If a U.S. Holder is treated as owning at least 10% of our common shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a U.S. Holder is treated as owning, directly, indirectly or constructively, at least 10% of the value or voting power of our common shares, such U.S. Holder may be treated as a “United States shareholder” with respect to each “controlled foreign corporation” in our group, if any. Because our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries could be treated as controlled foreign corporations, regardless of whether we are treated as a controlled foreign corporation. A United States shareholder of a controlled foreign corporation may be required to annually report and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income” and investments in U.S. property by controlled foreign corporations, regardless of whether the corporation makes any distributions. An individual that is a United States shareholder with respect to a controlled foreign corporation generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties and may prevent the statute of limitations from starting with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due. We cannot provide any assurances that we will assist our investors in determining whether any of our non-U.S. subsidiaries are treated as a controlled foreign corporation or whether a U.S. Holder is treated as a United States shareholder with respect to any of such controlled foreign corporations. Further, we cannot provide any assurances that we will furnish to any U.S. Holder information that may be necessary to comply with the reporting and tax paying obligations described in this risk factor. U.S. Holders should consult their tax advisors regarding the potential application of these rules to their investment in the common shares or warrants.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered and sold in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other trading market. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature and may not have any value.

From the date of issuance until the five-year anniversary thereof, holders of the warrants may exercise the warrants and pay (or, in the case of a permitted cashless exercise pursuant to the terms of the warrants, surrender common shares in an amount equal to) the exercise price therefor. There can be no assurance that the market price of our common shares will ever equal or exceed the exercise price of the warrants and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of warrants purchased in this offering will have no rights as shareholders in respect of such warrants unless and until such holders exercise their warrants and acquire our common shares, except as otherwise provided in the warrants.

The warrants offered in this offering do not confer any rights of common share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire our common shares at a fixed price for a limited period of time, except as otherwise provided in the warrants. Specifically, a holder of a warrant may exercise the right to acquire our common shares and pay (or, in the case of a permitted cashless exercise pursuant to the terms of the warrants, surrender common shares in an amount equal to) the exercise price therefor prior to the five-year anniversary of the original issuance date, upon which date any unexercised warrants will expire and have no further value. Upon exercise of the warrants, if any, the holders thereof will be entitled to exercise the rights of a holders of our common shares only as to matters for which the record date occurs after the exercise date.

We may not receive any additional funds upon the exercise of the warrants.

The warrants may never be exercised, and, in certain limited circumstances specified in the warrants, the warrants may be exercised by way of a cashless exercise, meaning that the holder may not pay a cash purchase price upon exercise and, instead, would receive upon such exercise the net number of common shares determined according to the formula set forth in the warrant. Accordingly, we may not receive any additional funds upon the cashless exercise of the warrants or if the warrants are not exercised at all.

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Reasons for the Offer and Use of Proceeds

We estimate that the net proceeds from this offering will be approximately $1,000,000 after deducting underwriting discounts and commissions and estimated offering expenses payable by us (or approximately $1,200,880 if the underwriter’s over-allotment option is exercised in full).

We intend to use the net proceeds from this offering, if any, for general working capital purposes, including revenue expansion and the development and production of photonic modules for AI and related markets. We currently have a negative operating cash flow, which may continue for the foreseeable future. During the fiscal year ended December 31, 2022 and the three-month and nine-month periods ended September 30, 2023, we had negative cash flow from operating activities. We anticipate we will continue to have negative cash flow from operating activities in future periods until sustained profitable commercial production is achieved on our main products and projects. As a result, if necessary, certain of the net proceeds from this offering may be used to fund such negative cash flow from operating activities in future periods.

While we intend to spend the net proceeds of this offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that we spend in connection with each of the intended uses of proceeds may vary significantly from the amounts specified above, and will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus supplement, the prospectus and the documents incorporated by reference herein and therein.

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Dilution

If you invest in our common shares and accompanying warrants in this offering, you will experience dilution to the extent of the difference between the combined public offering price per common share and accompanying warrant you will pay in this offering and the as adjusted net tangible book value per common share after giving effect to this offering.

Our historical net tangible book value on September 30, 2023 was $8,331,751 or $0.20 per common share. “Net tangible book value” represents our total assets minus the sum of liabilities and intangible assets. “Net tangible book value per share” is net tangible book value divided by the total number of common shares outstanding. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of our common shares and accompanying warrants in this offering and the net tangible book value per share of our common shares immediately after completion of this offering.

After giving effect to the sale of 1,600,000 common shares and accompanying warrants to purchase up to 1,600,000 common shares in this offering at the combined public offering price of $0.90 per common share and accompanying warrant (excluding the common shares to be issued and the proceeds received, if any, from exercises of the warrants), and after deducting any underwriting discounts, commissions and estimated offering expenses payable by us, our net tangible book value as of September 30, 2023, as adjusted, would have been approximately $9,331,751 or approximately $0.22 per common share. This represents an immediate increase in the pro forma as adjusted net tangible book value of $0.02 per share to our existing shareholders and an immediate dilution of approximately $0.68 per share to the investors in this offering. The following table illustrates this calculation on a per share basis in U.S. dollars.

Public offering price per common share and warrant offered(1)	$0.90
Historical net tangible book value per common share as of September 30, 2023	$0.20
Increase in as adjusted net tangible book value per share attributable to this offering	$0.02
Pro forma as adjusted net tangible book value per share after giving effect to this offering	$0.22
Dilution per share to new investors in this offering(2)	$0.68

(1) This table does not assume or give effect to the exercise, if any, of the underwriter’s option to purchase up to 240,000 additional common shares and/or warrants to purchase up to an additional 240,000 common shares in this offering.

(2) Dilution is determined by subtracting pro forma net tangible book value per share after giving effect to the offering from the public offering price per share and warrant paid by a new investor.

The above discussion and table are based on 40,679,295 common shares (42,302,045 common shares on a pro forma basis) outstanding as of September 30, 2023, and does not include the following warrants and stock options that were outstanding at September 30, 2023: 563,318 warrants at a weighted average exercise price of $3.64 and 7,315,639 stock options at a weighted average exercise price of $3.81.

The above illustration of dilution per common share to investors participating in this offering assumes no further exercise or conversion of outstanding options or warrants to purchase our common shares or the exercise of the warrants offered and sold in this offering. To the extent that any of our outstanding options or warrants, or we issue additional common shares, equity securities or convertible debt securities in the future, there may be further dilution to the new investors.

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Capitalization and Indebtedness

The following table sets forth our capitalization and indebtedness as of September 30, 2023, the date of our most recent financial statements, on an actual basis and on an as adjusted basis after giving effect to issuances of our common shares after September 30, 2023, including the sale of the common shares and accompanying warrants in this offering at a combined public offering price of $0.90 per common share and accompanying warrant (but excluding the common shares to be issued and the proceeds received, if any, from exercises of the warrants), after deducting estimated underwriting discounts and commissions and estimated offering expenses and assuming the over-allotment option is not exercised by the underwriter. The amounts shown below are unaudited and represent management’s estimate. The information in this table should be read in conjunction with and is qualified by reference to the consolidated financial statements and notes thereto and other financial information incorporated by reference into this prospectus supplement and the accompanying prospectus.

	As of September 30, 2023
	Actual	As adjusted
	(USD$)	(USD$)
Non-Current Indebtedness:
Lease liability	$232,408	$232,408
Current Indebtedness:
Accounts payable and accrued liabilities	$1,353,208	$1,353,208
COVID-19 government support loans	$29,428	$29,428
Lease liability	$167,051	$167,051
Contract liabilities	$105,263	$105,263

Total Indebtedness	$1,887,358	$1,887,358

Shareholders’ equity:
Share capital	$165,205,349	$166,205,349
Warrants and compensation options	$670,115	$670,115
Contributed surplus	$54,446,740	$54,446,740
Accumulated other comprehensive loss	$(2,680,463)	$(2,680,463)
Deficit	$(208,820,011)	$(208,820,011)
Total Equity	$8,821,730	$9,821,730

Total Capitalization	$10,709,088	$11,709,088

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Underwriting

Maxim Group LLC (“Maxim” or the “underwriter”) is acting as the underwriter of this offering. We have entered into an underwriting agreement dated November 30, 2023 with the underwriter (the “underwriting agreement”). Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the following number of our common shares and warrants:

Underwriter	Number of Shares	Number of Warrants
Maxim Group LLC	1,600,000	1,600,000
TOTAL	1,600,000	1,600,000

The underwriter has agreed to purchase all of the common shares and warrants offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased.

Delivery of the common shares and warrants offered hereby is expected on or about December 4, 2023, against payment in immediately available funds and subject to customary closing conditions. This prospectus supplement does not qualify a sale of common shares and warrants into Canada, and, accordingly, no sales of our common shares and warrants will be made into Canada pursuant to this prospectus supplement and the accompanying prospectus.

The underwriter is offering the common shares and warrants subject to various conditions and may reject all or part of any order. The underwriter has advised us that it proposes to offer the common shares and warrants directly to the public at the public offering price that appears on the cover page of this prospectus supplement. In addition, the underwriter may offer some of the common shares and warrants to other securities dealers at such price less a concession of up to $0.0315 per common share and accompanying warrant. After the common shares and warrants are released for sale to the public, the underwriter may change the offering price and other selling terms at various times.

We have granted the underwriter an over-allotment option. The over-allotment option, which is exercisable for up to 45 days following the execution date of the underwriting agreement, permits the underwriter to purchase a maximum of 240,000 additional common shares and/or warrants to purchase up to an additional 240,000 common shares. If the underwriter exercises all or part of the over-allotment option, it will purchase shares and/or warrants covered by the over-allotment option at the public offering price per common share or warrant, respectively, that appears on the cover page of this prospectus supplement, less the underwriting discounts and commissions. If the over-allotment option is exercised in full, without giving effect to any exercise of the warrants being issued in this offering, the total net proceeds to us from this offering will be approximately $1,540,080.

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The following table provides information regarding the amount of the discounts and commissions to be paid to the underwriter by us before expenses, assuming both no exercise and full exercise of the over-allotment option:

	Per Common Share and Warrant	Total Without Exercise of Over-allotment Option	Total with Full Exercise of Over-allotment Option
Public offering price	$0.900	$1,440,000	$1,656,000
Underwriting discounts and commissions (7.0%)	$0.063	$100,800	$115,920
Proceeds, before expenses, to us	$0.837	$1,339,200	$1,540,080

The amount of the offering proceeds to us presented in the table above does not give effect to any exercise of the warrants being issued in this offering.

We estimate that our total expenses of this offering, excluding the estimated underwriting discounts and commissions, will be approximately $339,200, which includes up to $135,000 that we have agreed to reimburse the underwriter for the fees and expenses incurred by it and its legal counsel in connection with this offering.

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

We have agreed that, upon the closing of this offering, for a period of 12 months from such closing, we will grant the underwriter a right of first refusal to act as sole managing underwriter and sole book runner and/or sole placement agent or sole sales agent for any and all future public or private equity, equity-linked, convertible or debt offerings of ours or any successor to or any subsidiary of ours during such 12-month period, subject to certain exceptions.

In the event that any investor whom the underwriter had contacted or introduced to us during the term of its engagement provides any capital to us, in a public or private offering or other financing or capital-raising transaction of any kind, within the six months following the earlier of (a) the closing of this offering and (b) the expiration or termination of the engagement of the underwriter, subject to certain conditions and exceptions, we will pay the underwriter the cash compensation provided above, calculated in the same manner.

We, and our executive officers and directors, have agreed to a 60-day “lock-up” with respect to the common shares and other of our securities such parties beneficially own, including securities that are convertible into common shares and securities that are exchangeable or exercisable for common shares, subject to certain exceptions. This means that, subject to certain exceptions, for a period of 60 days following the date of this prospectus supplement, we and such persons may not offer, sell, contract to sell, hypothecate, pledge or otherwise dispose of these securities without the prior written consent of Maxim. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six months following the closing date of this offering. The terms of the lock-up agreements and prohibition may be waived by the underwriter at its discretion, although the underwriter has no present intention to waive or shorten either of the lock-up and prohibition periods.

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SEC rules may limit the ability of the underwriter to bid for or purchase the common shares before the distribution of the common shares is completed. However, the underwriter may engage in the following activities in accordance with the rules:

●	Stabilizing transactions - The underwriter may make bids or purchases for the purpose of pegging, fixing or maintaining the price of the common shares, so long as stabilizing bids do not exceed a specified maximum.

●	Over-allotments and syndicate covering transactions - The underwriter may sell more of our securities in connection with this offering than the number of securities they have committed to purchase. This over-allotment creates a short position for the underwriter. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriter’s over-allotment option to purchase additional securities in this offering described above. The underwriter may close out any covered short position either by exercising the over-allotment option or, as applicable, by purchasing shares in the open market. To determine how it will close the covered short position, the underwriter may consider, among other things, the price of shares available for purchase in the open market, as compared to the price at which our securities may be purchased through the exercise of the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that, in the open market after pricing, there may be downward pressure on the price of our shares that could adversely affect investors who purchase securities in this offering.

●	Penalty bids - If the underwriter purchases shares in the open market in a stabilizing transaction or syndicate covering transaction, it may reclaim a selling concession from the underwriter and selling group members who sold those shares as part of this offering.

●	Passive market making - Market makers in the common shares who are underwriters or prospective underwriters may make bids for or purchases of the common shares, subject to limitations, until the time, if ever, at which a stabilizing bid is made.

Similar to other purchase transactions, any purchases by the underwriter to cover syndicate short sales or to stabilize the market price of our common shares may have the effect of raising or maintaining the market price of our common shares or preventing or mitigating a decline in the market price of our common shares. As a result, the price of the common shares may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the common shares if it discourages resales of the common shares.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of the common shares. These transactions may occur on Nasdaq or otherwise. If such transactions are commenced, they may be discontinued without notice at any time.

S-19

Listing

The common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET.”

Other Relationships

The underwriter and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the underwriter may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the underwriter may at any time hold long or short positions in such securities. The underwriter has performed, are currently performing and may in the future perform various financial advisory and investment banking services for us in connection with our evaluation of potential strategic transactions, for which it received or will receive customary fees and expenses.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on websites maintained by the underwriter, and the underwriter may distribute the prospectus supplement and the accompanying prospectus electronically. The information on the underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Selling Restrictions

This prospectus supplement and accompanying prospectus do not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the securities or possession or distribution of this prospectus supplement and accompanying prospectus or any other offering or publicity material relating to the securities in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriter has undertaken that it will not, directly or indirectly, offer or sell any securities or have in its possession, distribute or publish any prospectus, form of application, advertisement or other document or information in any country or jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with any applicable laws and regulations and all offers and sales of securities by it will be made on the same terms.

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European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time:

●	To any legal entity which is a qualified investor as defined in as defined under Article 2 of the Prospectus Regulation;

●	To fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer;

●	Pursuant to an exemption under Article 1(4) of the Prospectus Regulation; or

●	Pursuant to an exemption under Section 86 of the FSMA,

provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our common shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

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United Kingdom

None of our securities have been offered or will be offered to the public in the United Kingdom except that our securities may be offered to the public in the United Kingdom at any time:

●	To any legal entity which is a qualified investor as defined in as defined under Article 2 of the UK Prospectus Regulation;

●	To fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer;

●	Pursuant to an exemption under Article 1(4) of the Prospectus Regulation; or

●	Pursuant to an exemption under Section 86 of the FSMA,

provided that no such offer of our securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Section 85 of the FSMA.

For the purposes of this provision, the expression an “offer to public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and our securities to be offered so as to enable an investor to decide to purchase our securities, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.

In addition, in the United Kingdom, this prospectus supplement and accompany prospectus are only addressed to and directed as qualified investors who are (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order or (ii) high net worth entities and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, with all such persons together being referred to as relevant persons. Any investment or investment activity to which this prospectus supplement and accompanying prospectus relate is available only to relevant persons and will only be engaged with relevant persons. Any person who is not a relevant person should not act or rely on this prospectus supplement and accompanying prospectus or any of their contents.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering. This prospectus supplement and accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

S-22

Any offer in Australia of the securities may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus supplement and accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and accompanying prospectus is appropriate to their needs, objectives and circumstances and, if necessary, seek expert advice on those matters.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. This document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of securities.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Japan

The securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

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Israel

In the State of Israel, this prospectus supplement and accompanying prospectus shall not be regarded as an offer to the public to purchase shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The Company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus supplement and accompanying prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that the shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

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Description of Securities We Are Offering

We are offering 1,600,000 common shares and accompanying warrants to purchase up to 1,600,000 common shares. Each common share will be sold together with one accompanying warrant, exercisable to purchase one common share. The common shares and accompanying warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance. This prospectus supplement also relates to the offering of the common shares issuable from time to time upon the exercise of the warrants offered hereby.

Common Shares

The authorized share capital of the Company consists of an unlimited number of common shares, without par value. As of September 30, 2023, there were 40,679,295 common shares issued and outstanding.

Each common share entitles its holder to notice of and to one vote at all meetings of our shareholders. Each common share is also entitled to receive dividends if, as and when declared by POET’s board of directors. Holders of common shares are entitled to participate in any distribution of our net assets upon liquidation, dissolution or winding-up of the Company on an equal basis per common share.

All other material terms of our common shares and each other class of securities that qualifies or limits our common shares are described under the section captioned “Description of Share Capital and Memorandum and Articles of Association” in the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant, the form of which will be filed as an exhibit to a Form 6-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price. The warrants offered hereby will have an exercise price of $1.12 per common share. The warrants will be immediately exercisable and will expire five years following the date of issuance. The exercise price and number of common shares issuable upon exercise of the warrants are subject to appropriate adjustment in the event of stock splits, stock dividends, stock combinations or similar events affecting our common shares.

Exercisability. Subject to the exercise limitations provided in the warrants and that are summarized below, the warrants will be immediately exercisable, at the option of each holder, in whole or in part, by delivering a duly executed exercise notice accompanied by payment in full for the number of common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitations. We may not effect the exercise of any warrant, and a holder will not be entitled to exercise any portion of any warrant that, upon giving effect to such exercise, would cause the aggregate number of our common shares beneficially owned by such holder (together with its affiliates) to exceed 4.99% (or 9.99% at the election of the holder) of the number of common shares outstanding immediately after giving effect to the exercise. However, any holder of a warrant may increase or decrease such percentage upon at least 61 days’ prior written notice from the holder to us, provided that such percentage in no event exceeds 9.99%.

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Cashless Exercise. If, at the time a holder exercises its warrants, as the case may be, a registration statement registering the issuance of the common shares underlying such warrants under the Securities Act is not then effective or available for the issuance of such shares, or the prospectus contained therein is not available for the issuance of such shares, then in lieu of making the cash payment to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrant. We have agreed with the underwriter to use commercially reasonable efforts to cause the registration statement of which this prospectus supplement forms a part to remain effective with a current prospectus until the later of nine (9) months from the date on which the underwriting agreement is executed and the date on which the warrants are no longer outstanding, except that we will be deemed to have satisfied that obligation if, on or after the date that is nine (9) months from the date on which the underwriting agreement is executed and at any time prior to the date on which the warrants are no longer outstanding, we file with the SEC and cause a new registration statement with respect to the shares issuable upon exercise of the warrants to be declared effective by the SEC and remain effective during the same period.

Transferability. Subject to applicable laws, a warrant may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares. No fractional common shares will be issued upon the exercise of the warrants. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Trading Market. There is no established trading market for the warrants, and we do not expect a market to develop. We do not intend to apply to list the warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the warrants or by virtue of holders’ ownership of our common shares, holders of the warrants do not have the rights or privileges of the holders of our common shares, including any voting rights, unless and until such warrant holders exercise their warrants.

Fundamental Transaction. In the event of a fundamental transaction, as described in the warrants and generally including, but not limited to, any reorganization, recapitalization or reclassification of our common shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding common shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding common shares, the holders of the warrants will be entitled to receive, subject to the prior approval of the TSXV and upon exercise of the warrants, the kind and amount of securities, cash or other property that such holders would have received had they exercised the warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the warrants.

Waivers and Amendments. No term of the warrants may be amended or waived without our written consent and the written consent of the holder of such warrants.

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Certain U.S. Federal Income Tax Considerations

The following discussion describes certain U.S. federal income tax consequences to U.S. Holders (as defined below) under current U.S. federal income tax law of an investment in as well as ownership and disposition of the common shares (including common shares issuable upon the exercise of warrants) and the purchase, exercise, disposition and expiration of the warrants acquired pursuant to this offering. The effects of any applicable state or local laws, or other U.S. federal tax laws such as estate and gift tax laws, or the Medicare contribution tax on net investment income or the alternative minimum tax, are not discussed. This summary applies only to U.S. Holders who acquire and hold the common shares and warrants as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and who have the U.S. Dollar as their functional currency. This discussion is based on the Code, U.S. Treasury regulations promulgated thereunder, judicial decisions, published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), all as in effect as of the date of this prospectus supplement. All of the foregoing authorities are subject to change, which change could apply retroactively and could adversely affect the tax consequences described below.

The following discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances or to holders subject to particular rules, including, without limitation:

●	U.S. expatriates and certain former citizens or long-term residents of the United States;

●	persons whose functional currency is not the U.S. Dollar;

●	persons holding the common shares or warrants as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies and other financial institutions;

●	real estate investment trusts or regulated investment companies;

●	brokers, dealers or traders in securities, commodities or currencies;

●	S corporations or entities or arrangements treated as partnerships for U.S. federal income tax purposes;

●	tax-exempt organizations or governmental organizations;

●	individual retirement accounts or other tax deferred accounts;

●	persons who acquired the common shares or warrants pursuant to the exercise of any employee share option or otherwise as compensation;

●	persons that own or are deemed to own 10% or more of our common shares by vote or value directly, indirectly or constructively;

●	persons subject to special tax accounting rules as a result of any item of gross income with respect to the common shares or warrants being taken into account in an applicable financial statement;

●	persons that hold common shares or warrants through a permanent establishment or fixed base outside the United States; and

●	persons deemed to sell common shares or warrants under the constructive sale provisions of the Code.

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U.S. HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES AS WELL AS THE U.S. STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES AND WARRANTS.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of common shares or warrants that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (1) is subject to the supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

If a holder of the common shares or warrants is an entity taxable as a partnership for U.S. federal income tax purposes, such holder and the partners in such holder should consult their tax advisors regarding the U.S. federal income tax consequences applicable to them.

Allocation of Purchase Price

The purchase of our common shares and warrants in this offering by U.S. Holders should be treated for U.S. federal income tax purposes as a “unit” consisting of one common share and its associated warrant. Each U.S. Holder must allocate its purchase price of such unit between each common share and its associated warrant, as applicable, based on the respective relative fair market values of each at the time of issuance. This allocation of the purchase price will establish the U.S. Holder’s initial tax basis for U.S. federal income tax purposes for each common share and its associated warrant. For these purposes, we intend to allocate approximately $0.8999999 of the issue price to each common share and approximately $0.0000001 of the issue price to the accompanying warrant, consistent with the terms of the underwriting agreement.

Any disposition of a unit should be treated for U.S. federal income tax purposes as a disposition of the common share and the accompanying warrant comprising the unit, and the amount realized on the disposition should be allocated between the common share and warrant based on their respective relative fair market values (as determined by the U.S. Holder based on all relevant facts and circumstances) at the time of disposition. The separation of common shares and warrants acquired by a U.S. Holder should not be a taxable event for U.S. federal income tax purposes.

The foregoing treatment of the common shares and warrants and our purchase price allocation are not binding on the IRS or the courts, and the IRS or the courts may disagree.

Taxation of U.S. Holders of our Common Shares and Warrants

Taxation of Dividends and Other Distributions on the Common Shares

The discussion in this section “Taxation of Dividends and Other Distributions on the Common Shares” is subject to the discussion regarding PFICs below.

The gross amount of any distribution to a U.S. Holder with respect to the common shares, including any non-U.S. taxes withheld from the amount paid, will be included in such U.S. Holder’s gross income as dividend income when actually or constructively received to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined applying U.S. federal income tax principles). To the extent the amount of the distribution exceeds our current and accumulated earnings and profits, it will be treated first as a return of a U.S. Holder’s tax basis in the common shares, and to the extent the amount of the distribution exceeds the tax basis, as capital gain. We do not intend to calculate our earnings and profits applying U.S. federal income tax principles. Therefore, a U.S. Holder should expect that distributions will generally be reported as ordinary dividend income. Dividends paid on the common shares will not be eligible for the dividends-received deduction available to corporations in respect of dividends received from U.S. corporations.

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Subject to certain holding period and other limitations, dividends paid on the common shares to certain non-corporate U.S. Holders may be “qualified dividend income” taxable for regular U.S. federal income tax purposes at preferential tax rates. Non-corporate U.S. Holders should consult their tax advisers regarding the availability of the reduced tax rate on dividends.

Dividends paid on the common shares will be includible in the income of a U.S. Holder in a U.S. Dollar amount calculated by reference to the exchange rate on the day the distribution is received. A U.S. Holder that receives a foreign currency distribution and converts the foreign currency into U.S. Dollars subsequent to receipt may have foreign exchange gain or loss based on any appreciation or depreciation in the value of the foreign currency against the U.S. Dollar, which will generally be U.S. source ordinary income or loss. A loss might be deductible due to certain limitations.

Dividends will generally constitute foreign source income for foreign tax credit limitation purposes. Any tax withheld with respect to distributions on the common shares may, subject to a number of complex limitations, be claimed as a foreign tax credit against a U.S. Holder’s U.S. federal income tax liability or may be claimed as a deduction for U.S. federal income tax purposes. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends paid on the common shares generally will constitute “passive category income.” The rules with respect to the foreign tax credit are complex and may depend upon a U.S. Holder’s particular circumstances. U.S. Holders should consult their tax advisor regarding the availability of the foreign tax credit under their particular circumstances.

Taxation of Disposition of the Common Shares

The discussion in this section “Taxation of Disposition of the Common Shares” is subject to the discussion regarding PFICs below.

A U.S. Holder will recognize gain or loss on any sale, exchange or other taxable disposition of the common shares equal to the difference between the amount realized (in U.S. Dollars) on the disposition and such holder’s tax basis (in U.S. Dollars) in the common shares. Any such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if such U.S. Holder has held the common shares for more than one year at the time of the disposition. Otherwise, such gain or loss will be short-term capital gain or loss. Long-term capital gain recognized by certain non-corporate U.S. Holders, including individuals, generally will be taxable at reduced rates. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be treated as U.S. source income or loss for foreign tax credit limitation purposes. U.S. Holders should consult their tax advisors regarding the proper treatment of gain or loss in their particular circumstances.

Exercise of a Warrant

The discussion in this section “Exercise of a Warrant” is subject to the discussion regarding PFICs below.

Except as discussed below with respect to the cashless exercise of a warrant, a U.S. Holder generally will not recognize taxable gain or loss on the acquisition of common shares upon exercise of a warrant for cash. The U.S. Holder’s tax basis in the share of our common shares received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. Holder’s initial investment in the warrant (i.e., the portion of the U.S. Holder’s purchase price for units that is allocated to the warrant, as described above under “— Allocation of Purchase Price”) and the exercise price. The U.S. Holder’s holding period for the common shares received upon exercise of the warrants will begin on the date following the date of exercise, and will not include the period during which the U.S. Holder held the warrants.

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The U.S. federal income tax consequences of a cashless exercise of a warrant are not clear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-free situation, a U.S. Holder’s basis in the common shares received would equal the holder’s basis in the warrants exercised therefor. If the cashless exercise were treated as not being a realization event, a U.S. Holder’s holding period in the common shares would not include the period during which the U.S. Holder held the warrants. If the cashless exercise were treated as a recapitalization, the holding period of the common shares would include the holding period of the warrants exercised therefor.

It is possible that a cashless exercise could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price of the total number of warrants to be exercised, and would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the common shares received would equal the sum of the fair market value of the common shares received in respect of the warrants deemed surrendered and the U.S. Holder’s tax basis in the warrants exercised. Alternatively, it is possible that a cashless exercise could be treated as a fully taxable exchange of the warrants for common shares, in which case the U.S. Holder would generally recognize taxable gain to the extent the fair market value of the common shares exceeds the U.S. Holder’s basis in its warrants exchanged therefor. In either case, the holding period of the common shares received would not include the period during which the U.S. Holder held the warrants exchanged therefor.

Due to the absence of clear authority on the U.S. federal income tax treatment of a cashless exercise, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise of a warrant.

Constructive Distributions

The discussion in this section “Constructive Distributions” is subject to the discussion regarding PFICs below.

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances specified therein. A change in exercise price of a warrant that allows holders to receive more common shares on exercise may increase a U.S. Holder’s proportionate interest in our earnings and profits or assets. In that case, such U.S. Holder may be treated as though it received a taxable distribution in the form of our common shares. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our common shareholders. However, a change in exercise price to prevent the dilution of a U.S. Holder’s interest upon a stock split or other change in capital structure pursuant to a bona fide reasonable adjustment formula is not treated as a constructive stock distribution for these purposes. Conversely, if an event occurs that dilutes a U.S. Holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our common shareholders could be treated as a taxable stock distribution to our common shareholders.

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Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of common shares would be treated for U.S. federal income tax purposes in the same manner as distributions on our common shares paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its common shares or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. Holders should consult their own tax advisors concerning these rules and their potential application to the warrants.

Sale, Exchange or Other Taxable Disposition or Lapse of a Warrant

The discussion in this section “Sale, Exchange or Other Taxable Disposition or Lapse of a Warrant” is subject to the discussion regarding PFICs below.

Upon a sale, exchange or other taxable disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized in U.S. Dollars on the disposition and such U.S. Holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. Holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. Upon the expiration (lapse) of a warrant, a U.S. Holder will recognize a capital loss in an amount equal to such U.S. Holder’s tax basis in the warrant. The deductibility of capital losses is subject to certain limitations.

Passive Foreign Investment Company

We will be a passive foreign investment company, or PFIC, for U.S. federal income tax purposes for any taxable year if, after applying certain look-through rules with respect to subsidiaries in which we own at least 25% (by vote or value) of the stock, either:

●	at least 75% of our gross income for such taxable year is passive income, or

●	at least 50% of the total value of our assets (generally based on an average of the quarterly values of the assets during such year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income.

We believe that we were not a PFIC for the year ended December 31, 2022. Based on the market price of our common shares and the composition of our income and assets, including goodwill, we also do not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year or in the foreseeable future. However, this is a factual determination that must be made annually after the close of each taxable year, and is dependent on a number of factors, including the value of our passive assets, the amount and type of our gross income and the market price of the common shares, which could fluctuate significantly. Therefore, there can be no assurance that we will not be a PFIC for the current or future taxable years.

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If we are a PFIC for any taxable year during a U.S. Holder’s holding period for the common shares or warrants, we generally will continue to be treated as a PFIC with respect to such holder’s investment in the common shares or warrants for all succeeding years during which such holder holds the common shares or warrants. In that event, a U.S. Holder would (unless it made one of the elections discussed below on a timely basis) be taxable on gain recognized on a disposition of the common shares or warrants and upon receipt of certain “excess distributions” (generally, distributions that exceed 125% of the average amount of distributions in respect to such common shares received during the preceding three taxable years or, if shorter, during the U.S. Holder’s holding period prior to the distribution year) as if such income had been recognized ratably over the U.S. Holder’s holding period. Tax would be computed at the highest ordinary income tax rate in effect for each taxable year to which income is allocated, and an interest charge on the tax as so computed would also apply.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If a U.S. Holder makes a valid mark-to-market election for the common shares, such holder will include in income for each year that we are treated as a PFIC, an amount equal to the excess, if any, of the fair market value of the common shares as of the close of such holder’s taxable year over the holder’s adjusted basis in the common shares. Amounts included in a U.S. Holder’s income under a mark-to-market election, as well as gain on the actual sale or other disposition of the common shares, will be treated as ordinary income. Ordinary loss treatment will apply to the deductible portion of any mark-to-market loss on the common shares, as well as to any loss realized on the actual sale or disposition of the common shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for the common shares previously included in income. A U.S. Holder’s basis in the common shares will be adjusted to reflect any such income or loss amounts.

The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The common shares are listed on Nasdaq, which is a qualified exchange. Because a mark-to-market election cannot be made for equity interests in any lower-tier PFICs we own, a U.S. Holder generally will continue to be subject to the PFIC rules with respect to such holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes. The mark-to-market election will not be available for the warrants.

A mark-to-market election made by a U.S. Holder will apply to common shares acquired upon the exercise of a warrant by such U.S. Holder. As a result, if a mark-to-market election has been made by a U.S. Holder, common shares acquired upon exercise of a warrant will automatically be marked-to-market in the year a warrant is exercised. Under the PFIC rules, a U.S. Holder’s holding period for such common shares includes the period during which such U.S. Holder held the applicable warrant. As a result, a U.S. Holder will be treated as making a mark-to-market election with respect to such common shares after the beginning of such U.S. Holder’s holding period for such common shares unless the common shares are acquired in the same tax year as the year in which the U.S. Holder acquired the warrant. Consequently, the mark-to-market gain realized in the tax year in which common shares are acquired upon the exercise of a warrant will be allocated ratably over the U.S. Holder’s holding period for the applicable warrant and will be subject to the highest tax rate in effect for each such year, and an interest charge will be imposed on the resulting tax liability for each such year as described above. The general mark-to-market rules will apply to such common shares in subsequent tax years.

Investors should consult their tax advisor as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any lower-tier PFICs.

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As an alternative to the tax treatment described above, a U.S. Holder could elect to treat us as a “qualified electing fund” (a “QEF”), in which case the U.S. Holder would be taxed currently, for each taxable year that we are a PFIC, on its pro rata share of our ordinary earnings and net capital gain (subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge). Special rules apply if a U.S. Holder makes a QEF election after the first taxable year of its holding period in which we are a PFIC. In the event that we determine that we will be classified as a PFIC, we will also determine at such time whether we will provide U.S. Holders with the information that is necessary to make a QEF election. Amounts includable in income as a result of a QEF election will be determined without regard to our prior year losses or the amount of cash distributions, if any, received from us. A U.S. Holder’s basis in its common shares will increase by any amount included in income and decrease by any distributions of amounts previously taxed under QEF rules.

Notwithstanding any election made with respect to the common shares, if we are a PFIC in either the taxable year of the distribution or the preceding taxable year, dividends received with respect to the common shares will not qualify as “qualified dividends” eligible for taxation at reduced federal income tax rates.

A U.S. Holder of a PFIC generally is required to file an IRS Form 8621. U.S. Holders are urged to consult their tax advisor regarding the potential application of the PFIC rules to an investment in the common shares.

Information Reporting and Backup Withholding

Dividend payments (including constructive dividends) with respect to the common shares and proceeds from the sale, exchange or other disposition of the common shares and warrants may be subject to information reporting to the IRS and U.S. backup withholding. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and such holder:

●	fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily his or her social security number;

●	furnishes an incorrect taxpayer identification number;

●	is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

●	fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

Additional Reporting Requirements

Certain U.S. Holders who are individuals (and certain entities) that hold an interest in “specified foreign financial assets” (which may include the common shares and warrants) are required to report information relating to such assets, subject to certain exceptions (including an exception for common shares or warrants held in accounts maintained by certain financial institutions). Penalties can apply if U.S. Holders fail to satisfy such reporting requirement. U.S. Holders should consult their tax advisors regarding the applicability of these requirements to their acquisition and ownership of common shares and warrants.

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THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE COMMON SHARES AND WARRANTS. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES.

Certain Canadian Federal Income Tax Considerations

The following is as of the date of this prospectus supplement, a summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Tax Act”) and the regulations thereunder (the “Regulations”) generally applicable to an investor who acquires beneficial ownership of our common shares and warrants in this offering and common share on the exercise of warrants and who, for the purposes of the Tax Act and at all relevant times, (i) deals at arm’s length with us and the underwriter, (ii) is not affiliated with us or the underwriter, (iii) acquires our common shares and warrants in this offering and holds such common shares, warrants and common shares acquired on the exercise of warrants as capital property, (iv) has not been and will not be (and has not been and will not be deemed to be) resident in Canada at any time, and (v) does not use or hold, and is not deemed to use or hold, our common shares or warrants acquired pursuant to this offering in carrying on a business in Canada (a “Non-Resident Holder”). Generally, our common shares and warrants acquired pursuant to this offering (and common shares acquired on the exercise of warrants) will be considered to be capital property to a Non-Resident Holder provided that the Non-Resident Holder does not use or hold such securities in the course of carrying on a business of trading or dealing in securities and such Non-Resident Holder has not acquired them or been deemed to have acquired them in one or more transactions considered to be an adventure or concern in the nature of trade.

This summary is based on the current provisions of the Tax Act and the Regulations in force as of the date hereof and our understanding of the administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”) published in writing by the CRA prior to the date hereof. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the “Tax Proposals”) and assumes that the Tax Proposals will be enacted in the form proposed, although no assurance can be given that the Tax Proposals will be enacted in their current form, or at all. Other than the Tax Proposals, this summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental, administrative or judicial decision or action, nor does it take into account or consider other federal or any provincial, territorial or foreign income tax considerations, which considerations may differ significantly from the Canadian federal income tax considerations discussed in this summary. This summary also does not take into account or anticipate any change in the administrative policies or assessing practices of the CRA.

Special considerations, which are not discussed in this summary, may apply to a Non-Resident Holder that is an insurer that carries on (or is deemed to carry on) an insurance business in Canada and elsewhere or an “authorized foreign bank” (as defined in the Tax Act). Such Non-Resident Holders should consult their own tax advisors.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations and is not intended to be, nor should it be construed to be, legal or tax advice to any particular Non-Resident Holder. Accordingly, Non-Resident Holders should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring common shares pursuant to this offering having regard to their own particular circumstances.

Currency

Subject to certain exceptions that are not discussed herein, for purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of our common shares and warrants issued in this offering must be expressed in Canadian dollars. Amounts denominated in any other currency must generally be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada on the day the amount first arose, or such other rate of exchange as is acceptable to the CRA.

Allocation of Subscription Price

A Non-Resident Holder will be required to allocate the subscription price between our common shares and warrants issued in this offering on a reasonable basis in order to determine their respective costs for purposes of the Tax Act. The Company intends to allocate as consideration for their issue $0.8999999 to each common share and $0.0000001 to each warrant. The Company believes that such allocation is reasonable but such allocation will not be binding on the CRA or a Non-Resident Holder. Counsel expresses no opinion with respect to such allocation. The cost to a Non-Resident Holder of a common share must be averaged with the adjusted cost base to the Non-Resident Holder of all common shares, if any, held by such holder as capital property immediately prior to the acquisition of common shares issued in this offering.

Exercise of Warrants

No gain or loss will be realized by a Non-Resident Holder upon the exercise of a warrant to acquire a common share. When a warrant is exercised, the Non-Resident Holder’s cost of the common share acquired thereby will be equal to the aggregate of the Non-Resident Holder’s adjusted cost base of such warrant and the exercise price paid for the share. The Non-Resident Holder’s adjusted cost base of the common share so acquired will be determined by averaging the cost of the common share with the adjusted cost base to such holder of all common shares, if any, held by the holder as capital property immediately prior to the acquisition of the common share.

Expiry of Warrants

The expiry of an unexercised warrant will generally result in a capital loss to the Non-Resident Holder equal to the adjusted cost base of the warrant to the subscriber immediately before its expiry. The taxation of capital gains and capital losses is described below under the subheading “Disposition of Our Warrants Sold in this Offering.”

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Taxation of Dividends

Dividends paid or credited (or deemed to be paid or credited under the Tax Act) to a Non-Resident Holder by us on our common shares issued in this offering are subject to Canadian withholding tax at the rate of 25% on the gross amount of the dividend unless such rate is reduced by the terms of an applicable tax treaty or convention. Under the Canada-United States Tax Convention (1980), as amended (the “Treaty”), the rate of withholding tax on dividends paid or credited to a Non-Resident Holder who is resident in the United States for purposes of the Treaty, who is the beneficial owner of the dividends and who is fully entitled to the benefits of the Treaty (a “U.S. Treaty Holder”) is generally limited to 15% of the gross amount of the dividend (or 5% in the case of a U.S. Treaty Holder that is a corporation that beneficially owns at least 10% of our voting shares). Non-Resident Holders should consult their tax advisors to determine their entitlement to relief under an applicable income tax treaty.

Disposition of Our Common Shares Sold in this Offering

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to claim a capital loss) realized by such Non-Resident Holder on a disposition (or deemed disposition) of our common shares sold in this offering unless such shares constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and such Non-Resident Holder is not entitled to an exemption from tax pursuant to the terms of an applicable income tax treaty or convention at the time of the disposition.

Generally, provided our common shares sold in this offering are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSXV and Nasdaq) at the time of disposition, such shares will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the following two conditions are met concurrently (the “TCP Conditions”): (a) 25% or more of the issued shares of any class or series of shares of our capital stock were owned by or belonged to one or any combination of (i) the Non-Resident Holder, (ii) persons with whom the Non-Resident Holder did not deal at arm’s length (for the purposes of the Tax Act), and (iii) partnerships in which the Non-Resident Holder or a person described in (ii) holds a membership interest directly or indirectly through one or more partnerships, and (b) more than 50% of the fair market value of such shares was derived, directly or indirectly, from one or any combination of real or immovable property situated in Canada, “Canadian resource property” (as defined in the Tax Act), “timber resource property” (as defined in the Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). The Tax Act may also deem our common shares sold in this offering to be taxable Canadian property in certain circumstances.

Even if our common shares sold in this offering are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such common shares by virtue of an applicable income tax treaty or convention.

Non-Resident Holders who acquire our common shares in this offering that are or may be taxable Canadian property should consult their own tax advisors.

Disposition of Our Warrants Sold in this Offering

A Non-Resident Holder will not be subject to tax under the Tax Act in respect of any capital gain (and will not be entitled to claim a capital loss) realized by such Non-Resident Holder on a disposition (or deemed disposition) of our warrants sold in this offering unless such warrants constitute “taxable Canadian property” (as defined in the Tax Act) of the Non-Resident Holder at the time of the disposition and such Non-Resident Holder is not entitled to an exemption from tax pursuant to the terms of an applicable income tax treaty or convention at the time of the disposition.

Generally, provided our common shares sold in this offering are listed on a “designated stock exchange” as defined in the Tax Act (which currently includes the TSXV and Nasdaq) at the time of disposition, a warrant sold in this offering will not constitute taxable Canadian property of a Non-Resident Holder, unless at any time during the 60-month period immediately preceding the disposition the TCP Conditions (described above under “Disposition of Our Common Shares Sold in this Offering”) are met. The Tax Act may also deem our warrants sold in this offering to be taxable Canadian property in certain circumstances.

Even if our warrants sold in this offering are taxable Canadian property of a Non-Resident Holder, such Non-Resident Holder may be exempt from tax under the Tax Act on the disposition of such warrants by virtue of an applicable income tax treaty or convention.

Non-Resident Holders who acquire our warrants in this offering that are or may be taxable Canadian property should consult their own tax advisors.

Legal Matters

Certain legal matters relating to this offering will be passed upon on behalf of POET by Katten Muchin Rosenman LLP with respect to United States legal matters and Bennett Jones LLP with respect to Canadian legal matters. In addition, certain legal matters in connection with this offering under this prospectus supplement will be passed upon for the underwriter by Ellenoff Grossman & Schole LLP.

Experts

The consolidated financial statements of POET Technologies Inc. as of December 31, 2022 and 2021 and for each of the three years in the period ended December 31, 2022 in this prospectus supplement have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, and have been incorporated herein by reference in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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PROSPECTUS

POET TECHNOLOGIES INC.

$150,000,000

Common Shares

Debt Securities

Subscription Receipts

Warrants

Units

POET Technologies Inc. may offer and sell, from time to time, in one or more offerings, the securities described in this prospectus. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities so listed. The total aggregate offering price for these securities will not exceed $150,000,000 (or the equivalent thereof in other currencies).

These securities may be offered or sold to or through one or more underwriters, dealers or agents, or directly to purchasers, on a continued or delayed basis. We will provide the names of any such agents and underwriters used in connection with the sale of any of these securities, as well as any fees, commissions or discounts we may pay to such agents and/or underwriters in connection with the sale of these securities, in the applicable prospectus supplement.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. Each time we offer and sell securities, we will provide the specific terms of those securities, and the manner in which they are being offered, in a supplements to this prospectus. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, any post-effective amendment and the applicable prospectus supplement, as well as any documents we have incorporated into this prospectus by reference, carefully before you invest in any of our securities. Where required by statute, regulation or policy, and where securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to the securities will be included in the prospectus supplement describing the securities. This prospectus does not qualify in any of the provinces or territories of Canada the distribution of the securities to which it relates.

The head and registered office of POET Technologies Inc. is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, and our telephone number is (416) 368-9411.

The outstanding common shares in the capital of POET Technologies Inc. are listed and posted for trading on the TSX Venture Exchange (the “TSXV”) under the symbol “PTK” and on The Nasdaq Capital Market (“Nasdaq”) under the symbol “POET.” On August 8, 2023, the closing price of our common shares on the TSXV and Nasdaq was CAD$5.51 and US$4.15 per common share, respectively. There is currently no market through which the securities, other than the common shares, may be sold and purchasers may not be able to resell the securities purchased under this prospectus. This may affect the pricing of the securities in the secondary market, the transparency and availability of trading prices, the liquidity of the securities and the extent of issuer regulation. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, of the securities covered by the prospectus supplement on Nasdaq or any other securities market or other securities exchange.

Investing in our securities involves a high degree of risk. Before buying our securities, you should consider carefully the risks described under the caption “Risk Factors” beginning on page 7 of this prospectus and in the documents incorporated by reference in this prospectus and refer to the risk factors that may be included in a prospectus supplement and in our reports and other information that we file with the U.S. Securities and Exchange Commission.

Neither the U.S. Securities and Exchange Commission nor any state or Canadian securities commission or regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated August 9, 2023.

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About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to any such offering. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in the prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus, as applicable. You should read the information in this prospectus and the applicable prospectus supplement (and any free writing prospectuses) together with the additional information incorporated by reference herein as provided for under the heading “Incorporation of Certain Information by Reference.”

Owning securities may subject you to tax consequences in the U.S. and/or Canada. This prospectus or any applicable prospectus supplement may not describe these tax consequences fully. You should read the tax discussion in any prospectus supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

You should rely only on the information contained in or incorporated by reference into this prospectus or in any prospectus supplement or related free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement. We are not making an offer to sell or soliciting an offer to buy these securities in any jurisdiction in which the offer or solicitation is not authorized or in which the person making the offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make the offer or solicitation. You should assume that the information contained in this prospectus and in any applicable prospectus supplement or free writing prospectus is accurate only as of the date on the front cover of this prospectus or the applicable prospectus supplement or free writing prospectus, as applicable, and the information incorporated by reference into this prospectus or any prospectus supplement is accurate only as of the date of the document incorporated by reference.

Any of the securities described in this prospectus and in a prospectus supplement may be convertible or exchangeable into other securities that are described in this prospectus or will be described in a prospectus supplement and may be issued separately, together or as part of a unit consisting of two or more securities, which may or may not be separate from one another. These securities may include new or hybrid securities developed in the future that combine features of any of the securities described in this prospectus.

The registration statement that contains this prospectus, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. You can find the registration statement at the SEC’s website under the heading “Where You Can Find More Information.”

Financial statements included or incorporated by reference herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, which we refer to as IFRS, and may be subject to foreign auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies.

Unless the context otherwise indicates, the terms “us,” “we,” “our,” “POET” and the “Company” refer to POET Technologies Inc. and our subsidiaries.

All trademarks, trade names and service marks appearing in this prospectus or in any prospectus supplement, including the documents incorporated by reference herein or therein, are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products is not intended to and does not imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owner. Solely for convenience, trademarks and tradenames referred to in this prospectus and any prospectus supplement appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and trade names.

Unless stated otherwise or as the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars. References to “$,” “US$” or “USD$” are to U.S. dollars and references to “CAD$” are to Canadian dollars.

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Where You Can Find More Information

Copies of the documents incorporated herein by reference may be obtained on request, without charge, from the Corporate Secretary of POET at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2, telephone: (416) 368-9411. Those documents are also available electronically through the SEC’s EDGAR website at www.sec.gov/EDGAR. The Company’s filings on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”) and EDGAR, including the documents filed as exhibits thereto, are not incorporated by reference in this prospectus except as specifically set out herein.

In addition to being subject to certain of the information requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”) and, in accordance therewith, filing reports and other information with the SEC on EDGAR, the Company has continuous disclosure obligations under the securities laws of the provinces and territories of Canada. Under the multijurisdictional disclosure system adopted by the U.S. and Canada, which the Company elects to take advantage of in certain cases but, the Company’s reports and other information filed with the SEC may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the U.S. In addition, as a foreign private issuer, we are exempt from certain rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required to publish financial statements as promptly as U.S. companies in certain instances or follow certain other rules and regulations applicable to U.S. public companies. See “Risk Factors.”

This prospectus is a part of a registration statement on Form F-3 filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), of 1933, as amended (the “Securities Act”), with respect to the securities. This prospectus, including the documents incorporated by reference herein, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement, certain parts of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company and the securities, reference is made to the registration statement and the exhibits thereto. Statements contained in this prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete, and, in each instance, reference is made to the copy of the document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” information we have filed with the SEC into this prospectus. This means that we can disclose important information to you by referring to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus, and the information we file subsequently with the SEC will automatically update and supersede the information in this prospectus. The information that we incorporate by reference in this prospectus is deemed to be a part of this prospectus. This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC:

●	Our annual report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023 (the “Annual Report”);

●	Our report on Form 6-K, furnished to the SEC on May 16, 2023, with respect to our condensed consolidated interim financial statements for the three months ended March 31, 2023, and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (the “Interim MD&A”); and

●	The description of our common shares contained in Exhibit 2.0 to our annual report on Form 20-F for the year ended December 31, 2020, as filed with the SEC on April 29, 2020, and any amendments and reports updating such description.

Each prospectus supplement containing the specific terms of any offering of the Company’s securities, if any, will be filed with the SEC and will be deemed to be incorporated by reference in this prospectus as of the date of the prospectus supplement and only for the purposes of the offering of the Company’s securities to which that prospectus supplement pertains.

In addition, this prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K (if any) filed by us pursuant to the U.S. Exchange Act prior to the termination of the offering made by this prospectus. We may also incorporate by reference into this prospectus any Form 6-K that is submitted to the SEC after the date of the filing of the registration statement of which this prospectus forms a part and before the date of termination of any offering hereunder. Any such Form 6-K that we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus. The documents incorporated or deemed to be incorporated herein by reference contain meaningful and material information relating to us, and you should review all information contained in this prospectus and the documents incorporated or deemed to be incorporated herein by reference.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any prospectus supplement hereto, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of a modifying or superseding statement is not to be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Documents which we incorporate by reference are available from us without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at:

POET Technologies Inc.

Attention: Corporate Secretary

Suite 1107, 120 Eglinton Avenue East Toronto

Ontario, M4P 1E2Canada

(416) 368-9411

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Forward-Looking Statements

This prospectus and the documents that are incorporated by reference herein and therein may contain “forward-looking information” within the meaning of applicable securities laws in Canada and “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, as amended (collectively, “forward-looking information”). Forward-looking information may relate to our future financial outlook and anticipated events or results and may include information regarding our financial position, business strategy, growth strategies, budgets, operations, financial results, taxes, dividend policy, plans and objectives. Particularly, information regarding our expectations of future results, performance, achievements, prospects or opportunities or the markets in which we operate is forward-looking information. In some cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans,” “targets,” “expects,” “does not expect,” “is expected,” “scheduled,” “estimates,” “outlook,” “intends,” “anticipates,” “does not anticipate,” “believes,” or variations (including negative and grammatical variations) of such words and phrases or state that certain actions, events or results “may,” “could,” “would,” “might,” “will,” “will be taken,” “occur” or “be achieved.” In addition, any statements that refer to expectations, intentions, projections or other characterizations of future events or circumstances contain forward-looking information. Statements containing forward-looking information are not historical facts but instead represent management’s expectations, estimates and projections regarding future events or circumstances.

This forward-looking information includes, among other things, statements relating to:

●	the Company’s expectations regarding its anticipated revenue, expenses and operations;

●	the Company’s anticipated cash needs, its needs for additional financing or funding costs;

●	the Company’s plans for and timing of expansion of its products and services;

●	the Company’s future growth plans;

●	the Company’s ability to attract and retain personnel;

●	the Company’s competitive position and the regulatory environment in which the Company operates;

●	anticipated trends and challenges in the Company’s business and the markets in which it operates; and

●	the completion of any offering of securities.

This forward-looking information and other forward-looking information are based on our opinions, estimates and assumptions in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we currently believe are appropriate and reasonable in the circumstances. There can be no assurance that the underlying opinions, estimates and assumptions will prove to be correct. Given these assumptions, investors should not place undue reliance on this forward-looking information. Whether actual results, performance or achievements will conform to the Company’s expectations and predictions is subject to a number of known and unknown risks, uncertainties, assumptions and other factors that are discussed in greater detail or incorporated by reference in the section entitled “Risk Factors” or elsewhere in, or incorporated by reference into this prospectus, including, without limitation, risks:

●	associated with our history of operating losses;

●	associated with the Company’s need for additional financing in the future, which may not be available on acceptable terms or at all;

●	that the Company will not be able to compete in the highly competitive semiconductor and photonics markets;

●	that the Company’s objectives will not be met within the timelines the Company expects or at all;

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●	associated with engineering, product development and manufacturing;

●	associated with successfully protecting patents and trademarks and other intellectual property;

●	associated with joint venture development;

●	concerning the need to control costs and the possibility of unanticipated expenses;

●	that the trading price of the common shares will be volatile;

●	that shareholders’ interests will be diluted through future security offerings as well as exercises of currently outstanding convertible securities;

●	that the Company’s business is subject to a variety of other U.S. and foreign laws, many of which are unsettled and still developing, and which could subject the Company to claims or otherwise harm the Company’s business;

●	that the Company is a “foreign private issuer” under U.S. securities laws and in certain cases utilizes “MJDS,” and as a result, is subject to disclosure obligations different from requirements applicable to U.S. domestic registrants listed on Nasdaq;

●	that the Company could lose its foreign private issuer status and/or MJDS eligibility in the future, which could result in significant additional costs and expenses to the Company and adversely affect its ability to raise capital in the U.S.;

●	that, if the Company were to be a passive foreign investment company for U.S. federal income tax purposes under the Internal Revenue Code of 1986, as amended, U.S. holders of the common shares (or securities exercisable for or convertible into the common shares) may suffer adverse tax consequences; and

●	the other factors discussed under the heading “Risk Factors” in the Annual Report and the Interim MD&A.

If any of these risks or uncertainties materialize, or if the opinions, estimates or assumptions underlying the forward-looking information prove incorrect, actual results or future events might vary materially from those anticipated in the forward-looking information. The opinions, estimates or assumptions referred to above and described in greater detail in “Risk Factors” in this prospectus, the Annual Report, the Interim MD&A and other documents incorporated by reference herein should be considered carefully by readers.

Although we have attempted to identify important risk factors that could cause actual results to differ materially from those contained in forward-looking information, there may be other risk factors not presently known to us or that we presently believe are not material that could also cause actual results or future events to differ materially from those expressed in such forward-looking information. There can be no assurance that such information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such information. Accordingly, readers should not place undue reliance on forward-looking information, which speaks only as of the date made. The forward-looking information contained in this prospectus and in the information incorporated by reference herein and therein represents our expectations as of the date of this prospectus (or as of the date such forward-looking information is otherwise stated to be made), and is subject to change after such date. However, we disclaim any intention, obligation or undertaking to update or revise any forward-looking information whether as a result of new information, future events or otherwise, except as required under applicable securities laws. All of the forward-looking information contained in this prospectus and in the information incorporated by reference herein and therein is expressly qualified by the foregoing cautionary statements. Investors should read this entire prospectus and any applicable prospectus supplement and consult their own professional advisors to ascertain and assess the income tax, legal, risk factors and other aspects of their investment in the securities of the Company.

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About The Company

General

The legal and commercial name of the Company is POET Technologies Inc. The Company was originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. On November 14, 1985, Tandem Resources Ltd. amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd., to continue as one company under the name Tandem Resources Ltd. under the British Columbia Company Act. By Articles of Continuance dated January 3, 1997, Tandem Resources Ltd. was continued under the Business Corporations Act (Ontario) (the “OBCA”). By Articles of Amendment dated September 26, 2006, Tandem Resources Ltd. changed its name to OPEL International Inc. By Certificate of Continuance dated January 30, 2007, OPEL International Inc. was continued under the New Brunswick Business Corporations Act. By Articles of Continuance dated November 30, 2010, OPEL International Inc. was continued under the OBCA and changed its name to OPEL Solar International Inc. By Articles of Amendment dated August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies Inc. By Articles of Amendment dated July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. Today, the Company is an Ontario-based corporation governed by the OBCA.

The Company’s head and registered office is located at Suite 1107, 120 Eglinton Avenue East, Toronto, Ontario, M4P 1E2 our telephone number is (416) 368-9411. The Company’s website is www.poet-technologies.com.

Intercorporate Structure

Description of the Business

POET designs, develops, manufactures and sells integrated opto-electronic solutions for data communications, telecommunications and artificial intelligence markets. POET has developed and is marketing its proprietary POET Optical InterposerTM, a novel platform that allows the seamless integration of electronic and photonic devices onto a single chip using advanced wafer-level semiconductor manufacturing techniques. The semiconductor industry has adopted the term “Wafer-Level Chip-Scale Packaging” (or WLCSP) to describe similar approaches within the semiconductor industry. POET’s Optical Interposer eliminates costly components and labor-intensive assembly, alignment, and testing methods employed in conventional photonics. The cost-efficient integration scheme and scalability of the POET Optical Interposer brings value to devices or systems that integrate electronics and photonics, including high-growth areas of communications and computing, such as high-speed networking for cloud service providers and data centers, 5G networks, machine-to-machine communication, sometimes referred to as the “Internet of Things” (IoT), self-contained “edge” computing applications, such as accelerators for Artificial Intelligence - Machine Learning (AI-ML) systems and sensing applications, such as LIDAR systems for autonomous vehicles and point-of-use health care products.

Transfer Agent and Registrar

The transfer agent and registrar of the Company’s common shares is Computershare Trust Company of Canada, 510 Burrard Street, 3rd Floor, Vancouver, British Colombia, V6C 3B9.

Listing

Our common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET.”

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Risk Factors

Investing in our securities involves a high degree of risk. Please see the “Risk Factors” section in any prospectus supplement and in our most recent Annual Report on Form 20-F, along with any disclosure related to the risk factors contained in our subsequent reports, in each case which are incorporated by reference in this prospectus, as amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. Before making an investment decision, you should carefully consider these risks as well as all other information contained or incorporated by reference in this prospectus. If any of the events described in such “Risk Factors” section occurs or the risks described therein actually materialize, our business, financial condition, results of operations, cash flow or prospects could be materially adversely affected. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, our financial results and the value of our securities. The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

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Offer Statistics and Expected Timetable

We may sell from time to time pursuant to this prospectus (as may be described in more detail in one or more prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $150,000,000. The actual per share price of the securities that we will offer pursuant hereto, if any, will depend on a number of factors that may be relevant as of the time of offer. See “Plan of Distribution” below.

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Material Changes

Except as otherwise disclosed in this prospectus, there have been no material changes to our operations that have occurred since December 31, 2022, and that have not been described in a report on Form 6-K, including the documents filed as exhibits thereto, filed or furnished under the U.S. Exchange Act and incorporated by reference into this prospectus.

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Reasons for the Offer and Use of Proceeds

Unless otherwise indicated in a prospectus supplement relating to a particular offering of securities, the net proceeds to be received by the Company from the issue and sale from time to time of the securities, if any, will be used for general working capital purposes related to research and development of its optical engines for transceivers and light source modules for the AI market, capital asset purchases and selling and general and administrative expenses. The Company currently has a negative operating cash flow, which may continue for the foreseeable future. During the fiscal year ended December 31, 2022 and three-month period ended March 31, 2023, the Company had negative cash flow from operating activities. The Company anticipates it will continue to have negative cash flow from operating activities in future periods until sustained profitable commercial production is achieved on its main products and projects. As a result, if necessary, certain of the net proceeds may be used to fund such negative cash flow from operating activities in future periods.

Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to a specific offering.

While the Company intends to spend the net proceeds of the offering of securities pursuant to this prospectus as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable. The actual amount that the Company spends in connection with each of the intended uses of proceeds will depend on a number of factors, including those listed under the heading “Risk Factors” in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein.

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Description of Share Capital and Memorandum and Articles of Association

The authorized capital of the Company consists of an unlimited number of common shares, without par value, of which there were 40,516,799 common shares issued and outstanding as of July 31, 2023, and one special voting share, of which there were nil special voting shares issued and outstanding as of July 31, 2023. Our common shares are listed and posted for trading on the TSXV under the symbol “PTK” and on Nasdaq under the symbol “POET”.

As of July 31, 2023, the Company had 703,818 share purchase warrants outstanding as follows:

Number of Share Purchase Warrants	Exercise Price (CAD$)	Expiry Date
95,000	$5.00	August 2, 2023
45,500	$5.00	September 19, 2023
563,318	$4.95	December 2, 2025
703,818

Certain of these warrants are subject to anti-dilution adjustment based upon the outstanding common shares at the time of exercise.

The Company has also issued incentive options to certain directors, officers, and consultants of the Company. As at July 31, 2023, the following options were outstanding and exercisable:

Number of Options	Exercise Price (CAD$)	Expiry Date
60,000	8.60	07-Jul-2026
12,500	9.20	18-Jul-2026
100,000	6.20	02-Nov-2026
50,000	3.85	16-Jan-2027
373,400	2.80	13-Jul-2027
4,500	2.80	01-Sep-2027
52,500	3.00	05-Sep-2027
1,225	3.40	14-Sep-2027
1,175	3.60	20-Sep-2027
487,000	5.20	28-Mar-2028
169,467	3.30	21-Jun-2028
7,000	2.60	03-Aug-2028
24,500	2.65	13-Dec-2028
4,000	3.40	27-Mar-2029
822,667	3.80	29-May-2029
332,400	3.30	04-Nov-2029
3,549	4.20	06-Feb-2030
119,500	2.95	17-Mar-2030
3,750	4.30	01-Apr-2030
620,789	5.30	11-Jun-2030
22,460	5.00	04-Dec-2030
135,000	8.10	08-Jan-2031
405,625	11.90	06-Apr-2031
65,000	10.90	22-Jun-2031
30,000	11.10	16-Jul-2026
105,000	10.60	11-Oct-2031
50,000	10.30	15-Nov-2031
100,000	8.20	01-Dec-2031
110,000	8.73	06-Apr-2032
100,000	7.97	10-May-2032
4,745	7.16	01-Jun-2032
5,194	6.59	21-Jun-2032
5,000	5.61	05-Aug-2032
400,000	3.83	19-Oct-2032
20,000	6.25	08-Feb-2033
30,000	5.46	05-May-2033
15,000	3.60	06-Dec-2029
15,000	3.60	06-Dec-2029
676,250	3.54	11-Nov-2032
718,894	4.00	11-Nov-2032
88,750	2.80	13-Jul-2027
12,000	2.80	13-Jul-2027
25,000	3.70	15-Jan-2030
25,000	3.70	15-Jan-2030
15,473	5.20	28-Mar-2028
162,170	5.70	14-Jul-2023
6,591,483

History of Share Capital

A discussion of the changes in the Company’s share capital for the years ending December 31, 2022, 2021 and 2020 is contained in notes 11, 12, 13 and 14 to our historical annual consolidated financial statements included in our Annual Report on Form 20-F filed with the SEC on March 31, 2023 (File No. 000-55135) and is incorporated by reference herein.

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The following table includes changes to the Company’s share capital occurring subsequent to those changes disclosed in our Annual Report:

Date of Issuance	Description	Number of Securities	Issue Price / Exercise Price ($)	Total Gross Consideration
3/29/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
3/29/2023	Warrant exercise	15,600 Common Shares	5.00	78,000.00
3/29/2023	Warrant exercise	5,000 Common Shares	5.00	25,000.00
3/31/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
4/03/2023	Warrant exercise	81,250 Common Shares	5.00	406,250.00
4/27/2023	Warrant exercise	42,500 Common Shares	5.00	212,500.00
5/02/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/02/2023	Warrant exercise	50,000 Common Shares	5.00	250,000.00
5/02/2023	Warrant exercise	15,000 Common Shares	5.00	75,000.00
5/02/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
5/04/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/05/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/05/2023	Grant of Stock Options	30,000 Stock Options	5.46	—
5/08/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
5/09/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/15/2023	Stock Option exercise	2,800 Common Shares	2.80	7,840.00
5/15/2023	Warrant exercise	6,000 Common Shares	5.00	30,000.00
5/17/2023	Warrant exercise	62,500 Common Shares	5.00	312,500.00
5/18/2023	Stock Option exercise	800 Common Shares	2.80	2,240.00
5/23/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/24/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
5/25/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/26/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/29/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
5/30/2023	Warrant exercise	9,000 Common Shares	5.00	45,000.00
5/30/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
5/30/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
06/01/2023	Warrant exercise	38,000 Common Shares	5.00	190,000.00
06/02/2023	Warrant exercise	25,000 Common Shares	5.00	125,000.00
06/02/2023	Warrant exercise	20,000 Common Shares	5.00	100,000.00
06/05/2023	Stock Option exercise	4,600 Common Shares	3.30	15,180.00
06/07/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/08/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/09/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
06/12/2023	Stock Option exercise	5,000 Common Shares	2.80	14,000.00
6/14/2023	Stock Option exercise	10,000 Common Shares	2.65	26,500.00
6/15/2023	Stock Option exercise	13,000 Common Shares	3.30	42,900.00
6/16/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
6/19/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
6/20/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
6/20/2023	Stock Option exercise	562 Common Shares	2.80	1,573.60
6/21/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/05/2023	At-the-Market sale	500 Common Shares	5.85	2,925.00
7/06/2023	At-the-Market sale	49,400 Common Shares	6.00	296,400.00
7/07/2023	Stock Option exercise	7,500 Common Shares	3.30	24,750.00
7/07/2023	At-the-Market sale	40,900 Common Shares	6.00	245,400.00
7/07/2023	At-the-Market sale	7,321 Common Shares	5.96	43,633.16
7/10/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/11/2023	At-the-Market sale	30,000 Common Shares	5.81	174,384.33
7/11/2023	At-the-Market sale	7,100 Common Shares	5.83	41,393.00
7/12/2023	At-the-Market sale	10,200 Common Shares	5.80	59,168.00
7/13/2023	At-the-Market sale	16,100 Common Shares	5.76	92,780.00
7/14/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/14/2023	Grant of Stock Options	162,170 Stock Options	5.70	—
7/17/2023	At-the-Market sale	5,600 Common Shares	5.70	31,932.00
7/17/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/19/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/20/2023	At-the-Market sale	21,900 Common Shares	5.62	123,078.00
7/20/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/21/2023	Stock Option exercise	2,500 Common Shares	3.30	8,250.00
7/31/2023	Stock Option exercise	5,000 Common Shares	3.30	16,500.00
7/31/2023	Stock Option exercise	15,000 Common Shares	5.00	75,000.00

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Memorandum and Articles of Association

The Company was originally incorporated under the British Columbia Company Act on February 9, 1972 as Tandem Resources Ltd. (“Tandem”). Subsequently, Tandem amalgamated with Stanmar Resources Ltd. and Keezic Resources Ltd. pursuant to Articles of Amalgamation on November 14, 1985, with Tandem as the successor amalgamated entity. Tandem then filed an Articles of Continuance on January 3, 1997 and continued from under the laws of the province of British Columbia to under the laws of the province of Ontario. Tandem changed its name to OPEL International Inc. by Articles of Amendment on September 26, 2006. OPEL International Inc. was continued under the New Brunswick Business Corporations Act on January 30, 2007, then back to Ontario by Articles of Continuance on November 30, 2010, changing its name to OPEL Solar International Inc. By Articles of Amendment on August 25, 2011, OPEL Solar International Inc. changed its name to OPEL Technologies, Inc. By Articles of Amendment on July 23, 2013, OPEL Technologies Inc. changed its name to POET Technologies Inc. The Company filed Articles of Amendment on February 24, 2022 to consolidate all of its issued and outstanding common shares on a 10:1 basis. Today, the Company is an Ontario corporation governed by the OBCA. The following is a summary of certain key provisions of our constating documents and certain related sections of the OBCA. This is only a summary and is not intended to be exhaustive. For further information please refer to the full version of our constating documents attached as exhibits to our Annual Report on Form 20-F for the year ended December 31, 2022, filed with the SEC on March 31, 2023.

Register, Entry Number and Purposes

Our Articles of Continuance became effective on November 30, 2010, with the latest Articles of Amendment filed on February 24, 2022. Our corporation number in Ontario is 641402. The articles of the Company, as amended to date (collectively, the “Articles”), do not contain a statement of the Company’s objects and purposes. The Articles provide that there are no restrictions on business that the Company may carry on or the powers the Company may exercise as permitted under the OBCA.

Board of Directors

Pursuant to our Amended and Restated By-Law No. 1 (as amended from time to time, the “bylaws”) and the OBCA, a director or officer who is a party to, or who is a director or officer of, or has a material interest in, any person who is a party to, a material contract or proposed material contract with the Company, shall disclose the nature and extent of his interest at the time and in the manner provided by the OBCA. With respect to any material contract or transaction or proposed material contract or transaction that, in the ordinary course of the corporation’s business, would not require approval by the directors or shareholders, a director or officer shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest forthwith after the director or officer becomes aware of the contract or transaction or proposed contract or transaction. A director interested in a contract referred to the Board shall not vote on any resolution to approve the same unless the contract or transaction: (i) relates primarily to his or her remuneration as a director of the Company or an affiliate; (ii) is for indemnity or insurance of or for the director or officer as permitted by the OBCA; or (iii) is with an affiliate.

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Directors shall be paid such remuneration for their services as the Board may determine by resolution from time to time, and will be entitled to reimbursement for traveling and other expenses properly incurred by them in attending meetings of the Board or any committee thereof. Neither the Company’s articles nor bylaws require an independent quorum for voting on director compensation. Directors are not precluded from serving the Company in any other capacity and receiving remuneration therefor, subject to certain director independence requirements in accordance with applicable laws. A director is not required to hold shares of the Company. There is no age limit requirement respecting the retirement or non-retirement of directors.

The directors may sign the name and on behalf of the Company, or appoint any officer or officers or any other person or persons on behalf of the Company either to sign on behalf of the Company, all instruments in writing and any instruments in writing so signed shall be binding upon the Company without further authorization or formality. Nothing in the Company’s bylaws limits or restricts the borrowing of money by the Company on bills of exchange or promissory notes made, drawn, accepted or endorsed by or on behalf of the Company.

Rights, Preferences and Restrictions Attaching to Each Class of Shares

The holders of common shares are entitled to vote at all meetings of the shareholders, except meetings at which only holders of a specified class of shares are entitled to vote. Each common share carries with it the right to one vote. The holder of the special voting share, if any, is entitled to a number of votes as is equal to the number of common shares that may be acquired upon exercise of the holder of the exchange rights attached to all outstanding shares of exchangeable common shares of the Company (the “Exchangeable Shares”) as of the close of business on the record date for the applicable meeting. The holders of common shares and the holder, if any, of the special voting share vote together as a single class on all matters, unless voting as a separate class is required by applicable law. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive any dividends declared and payable by the Company on the common shares. Dividends may be paid in money or property or by issuing fully paid shares of the Company. Any dividend unclaimed after a period of six years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Company. Subject to the rights, privileges, restrictions and conditions attaching to any other class or series of shares of the Company, the holders of the common shares are entitled to receive the remaining property of the Company upon dissolution.

Special voting shares shall be automatically redeemed by the Company without the requirement to provide any prior notice to the holder of the special voting share, immediately once no Exchangeable Shares or rights or options to acquire Exchangeable Shares, remain outstanding (a “Redemption Event”). Following the occurrence of a Redemption Event, the Company shall pay to the holder of the special voting share an amount equal to the stated capital attributable to the special voting share as a class as shown on the books of the Company at the time of the Redemption Event.

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No shares have been issued subject to call or assessment. Other than as outlined above, there are no pre-emptive or conversion rights and no provisions for redemption or purchase for cancellation, surrender, or sinking or purchase funds. The common shares must be issued as fully-paid and non-assessable, and are not subject to further capital calls by the Company. The common shares are without par value. All of the common shares rank equally as to voting rights, participation in a distribution of the assets of the Company on a liquidation, dissolution or winding-up of the Company and the entitlement to dividends.

The special voting share is not issued or outstanding.

Annual and Special Shareholders’ Meetings

The OBCA provides that the directors of a corporation shall call an annual meeting of shareholders not later than 15 months after holding the last preceding annual meeting. The OBCA also provides that, in the case of an offering corporation, the directors shall place before each annual meeting of shareholders, the financial statements required to be filed under the Securities Act (Ontario) and the regulation thereunder relating to the period that began immediately after the end of the last completed financial year and ended not more than six months before the annual meeting and the immediately preceding financial year, if any.

The Board has the power to call a special meeting of shareholders at any time.

Notice of the date, time and location of each meeting of shareholders must be given not less than 21 days or more than 50 days before the date of each meeting to each director, to the auditor of the Company and to each shareholder who at the close of business on the record date for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. In addition, as the Company is a reporting issuer under Canadian securities laws, the Company is subject to the proxy solicitation requirements under National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer, which prescribes, among other things, (i) notification of meeting and record dates at least 25 days before the record date, (ii) establishment of a record date no fewer than 30 and no more than 60 days before the meeting date, and (iii) delivery of proxy-related materials at least 21 days before the meeting date, except where the Company uses notice-and-access (in which case, notices and delivery would be subject to such notice-and-access timelines) and/or abridges the prescribed timelines (where available).

Notice of a meeting of shareholders called for any other purpose other than consideration of the minutes of an earlier meeting, financial statements, reports of the directors or auditor, setting or changing the number of directors, the election of directors and reappointment of the incumbent auditor, must state the general nature of the special business in sufficient detail to permit the shareholder to form a reasoned judgment on such business, must state the text of any special resolution to be submitted to the meeting, and must, if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it, a copy of the document or state that a copy of the document will be available for inspection by shareholders at the Company’s records office or another accessible location.

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The only persons entitled to be present at a meeting of shareholders are those entitled to vote, the directors of the Company and the auditor of the Company. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting. In circumstances where a court orders a meeting of shareholders, the court may direct how the meeting may be held, including who may attend the meeting.

Limitations on Rights to Own Securities

No share may be issued until it is fully paid.

Neither Canadian law nor our articles or bylaws limit the right of a non-resident to hold or vote common shares of the Company, other than as provided in the Investment Canada Act (the “ICA”).The ICA requires any person that is non-Canadian (as defined in the ICA) who acquires “control” (as defined in the ICA) of an existing Canadian business to file a pre-closing application for review or notification with Innovation, Science and Economic Development Canada.

An acquisition of control is a reviewable transaction where prescribed financial thresholds are exceeded. For example, a direct acquisition of control of a Canadian business (outside of the cultural sector) by a non-Canadian that is controlled by nationals of a specified trade agreement state (the European Union, the United States, Mexico, Australia, Brunei, Chile, Colombia, Honduras, Japan, Malaysia, New Zealand, Panama, Peru, Singapore, South Korea, the United Kingdom or Vietnam), or a sale of a Canadian business when it is controlled by nationals of these nations, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is CAD$1.931 billion or more. For investments by investors controlled by nationals of a World Trade Organization (“WTO”) member state that is not a trade agreement state, the direct acquisition of control of a Canadian business, or the sale of a Canadian business controlled by a WTO investor, is subject to mandatory pre-closing review if the enterprise value of the Canadian business is CAD$1.287 billion or more. Different review thresholds apply if the investor and seller are not WTO nationals or if the investor is a state-owned enterprise, or if there is an acquisition of a Canadian cultural business. In these situations, much lower thresholds apply and are based on the total worldwide book value assets of the Canadian business, rather than its enterprise value. The ICA generally prohibits the implementation of a reviewable transaction unless, after review, the relevant minister is satisfied that the acquisition is likely to be of a net benefit to Canada.

Where the acquisition of control of a Canadian business by a non-Canadian does not meet the prescribed review thresholds, the investor is required to file a notification no later than 30 days after the completion of the transaction.

A non-Canadian would be deemed to acquire control of the Company for purposes of the ICA if he or she acquired a majority of the common shares of the Company. The acquisition of less than a majority, but at least one-third of the shares, would be presumed to be an acquisition of control of the Company, unless it could be established that the Company is not controlled in fact by the acquirer through the ownership of the shares.

Certain transactions involving our common shares would be exempt from the ICA, including:

●	an acquisition of the shares if the acquisition were made in the ordinary course of that person’s business as a trader or dealer in securities;

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●	an acquisition of control of the Company in connection with the realization of a security interest granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and

●	an acquisition of control of the Company by reason of an amalgamation, merger, consolidation or corporate reorganization, following which the ultimate direct or indirect control in fact of the Company, through the ownership of voting interests, remains unchanged.

Under the national security regime in the ICA, the Canadian federal government may undertake a discretionary review of a broader range of investments by a non-Canadian to determine whether such investments by a non-Canadian could be “injurious to national security.” Review on national security grounds is at the discretion of the Canadian federal government and may occur on a pre- or post-closing basis.

Procedures to Change the Rights of Shareholders

In order to change the rights of our shareholders with respect to certain fundamental changes as described in Section 168 of the OBCA, the Company would need to amend our articles to effect the change. Such an amendment would require the approval of holders of two-thirds of the votes of the Company’s common shares, and any other shares carrying the right to vote at any general meeting of the shareholders of the Company, cast at a duly called special meeting. The OBCA also provides that a sale, lease or exchange of all or substantially all of the property of a corporation other than in the ordinary course of business of the corporation likewise requires the approval of the shareholders at a duly called special meeting. For such fundamental changes and sale, lease and exchange, a shareholder is entitled under the OBCA to dissent in respect of such a resolution amending the articles and, if the resolution is adopted and the Company implements such changes, demand payment of the fair value of the shareholder’s common shares.

Impediments to a Change of Control

The take-over bid regime in Canada is governed by, among other things, National Instrument 62-104 – Take-Over Bids and Issuer Bids (“NI 62-104”). Under NI 62-104, a “take-over bid” is defined as an offer to acquire the outstanding voting securities or equity securities of a class made to one or more persons or companies in a jurisdiction of Canada (also referred to as a local jurisdiction) or whose last address on the books of the target company is in the local jurisdiction, where the securities subject to the offer, together with the offeror’s securities, constitute 20% or more of the outstanding securities of the class.

Pursuant to NI 62-104, all non-exempt take-over bids are required to abide by certain technical requirements, including:

(1)	Initial Deposit Period – The offer must remain open for an initial deposit period of at least 105 days from the date of the bid. A shorter initial deposit period (not less than 35 days from the date of the bid) is available in circumstances where a target company issues a deposit period news release in respect of a proposed or commenced take-over bid. In this circumstance, an outstanding or subsequent competing take-over bid may avail itself of the shorter deposit period specified in the bid referred to in the deposit period news release. A shorter initial deposit period (of at least 35 days from the date of the bid) is also available in the case of an outstanding or subsequent competing bid in circumstances where a target company issues a news release announcing its intention to effect a negotiated alternative transaction.

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(2)	Minimum Tender Requirement – An offeror may not take up securities under the terms of its take-over bid unless the bid has met a minimum tender requirement consisting of more than 50% of the outstanding securities of the class that are subject to the bid (excluding securities beneficially owned, or over which control or direction is exercised by the offeror or by any person acting jointly or in concert with the offeror) having been deposited under the bid and not withdrawn

(3)	Mandatory 10-day extension period – If, at the end of the initial deposit period, an offeror is obligated to take up securities deposited under the terms of a take-over bid, the offeror must extend the period during which securities may be deposited under the period of the bid for a mandatory 10-day extension period and promptly issue a news release announcing that, among other things, the minimum tender requirement has been satisfied, the number of securities deposited and not withdrawn as at the expiry of the initial deposit period and the period during which securities may be deposited under the bid has been extended for the mandatory ten-day extension period.

(4)	Equal Treatment – The take-over bid rules require that all holders of the same class of securities be offered identical consideration (or an identical choice of consideration). If a bidder increases the consideration to be paid for the securities during a take-over bid, this consideration must be increased for all shareholders, even if the bidder has already taken up and paid for some shares. The bidder (and anyone acting jointly or in concert with the bidder) is prohibited from entering into any collateral agreements or understanding that will (directly or indirectly) provide a shareholder of the target company with consideration of greater value than that paid or payable to other shareholders of the same class, subject to certain exemptions.

In addition to NI 62-104, there are also further regulations and guidance (including certain disclosure requirements) provided pursuant to National Instrument 62-103 – The Early Warning System and Related Take-Over Bid and Insider Reporting Issues (“NI 62-103”), National Policy 62-202 – Take-Over Bids – Defensive Tactics, National Policy 62-203 – Take-Over Bids and Issuer Bids, and applicable exchange rules.

Stockholder Ownership Disclosure Threshold in Bylaws

Neither our articles nor our bylaws contain a provision governing the ownership threshold above which shareholder ownership must be disclosed. Pursuant to Canadian securities legislation, an Early Warning Report and an Insider Report must be filed if a shareholder obtains ownership on a partially diluted basis of 10% or greater of the issued and outstanding Common Shares of the Company.

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Special Conditions for Changes in Capital

The conditions imposed by the Company’s articles are not more stringent than required under the OBCA.

Comparison of Ontario and Delaware Corporate Law

The Company is a corporation governed by the OBCA. The OBCA differs in some material respects from the laws generally applicable to Delaware corporations under the Delaware General Corporation Law (the “DGCL”). Below is a summary of certain of those material differences. This summary is qualified in its entirety by reference to the DGCL, the OBCA, and the Company’s Articles and bylaws.

	Delaware	OBCA

Stockholder/ Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes, such as amendments to the certificate of incorporation, a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation not in the usual and regular course of the corporation’s business, or a dissolution of the corporation, are generally required to be approved by the affirmative vote of the holders of a majority of the outstanding stock present in person or represented by proxy and entitled to vote on the matter, unless a corporation’s certificate of incorporation or the bylaws require a higher percentage.

However, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (i) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (ii) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (iii) immediately following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (iv) the corporation consummating the offer merges with or into such constituent corporation and (v) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

Under the OBCA, certain corporation alterations, such as changes to authorized share structure, continuances, into or out of province, certain amalgamations, sales, leases or other dispositions of all or substantially all of the property of a corporation (other than in the ordinary course of business) liquidations, dissolutions, and certain arrangements are required to be approved by ordinary or special resolution as applicable.

An ordinary resolution means a resolution that is (i) submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, by at least a majority of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

A special resolution means a resolution that is (i) submitted to a special meeting of the shareholders and passed, with or without amendment, by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation (or their authorized attorney) entitled to vote at such a meeting.

Under the OBCA, unless otherwise provided for in the articles, an action that adds to, removes or changes the rights, privileges, restrictions or conditions attached to issued shares of a class or series must be approved by a special separate resolution of the holders of the class or series of shares being affected.

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Delaware	OBCA
The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.

Arrangements are permitted under the OBCA. In general, a plan of arrangement is approved by a corporation’s board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Subject to any order of the court, a plan of arrangement must be approved, in each case by special resolution, by (i) the shareholders of a corporation, and (ii) holders of shares of each class or series entitled to vote.

The court may determine, among other things, to whom notice shall be given and whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness of the arrangement and approve or reject the proposed arrangement.

The OBCA does not contain a provision comparable to Section 251(h) of the DGCL.

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	Delaware	OBCA
Special Vote Required for Combinations with Interested Stockholders/ Shareholders

Unless a Delaware corporation’s certificate of incorporation provides that it elects not to be governed by Section 203 of the DGCL, a Delaware corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder, unless (i) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves either the business combination or the transaction in which the stockholder becomes an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by directors and officers of the corporation and shares held in certain types of employee stock plans); or (iii) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve the business combination on or after the time of the transaction in which the person became an interested stockholder.

For purposes of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person’s affiliates or associates, (i) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (ii) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation at any time within the previous three years.

The OBCA does not contain a provision comparable to Section 203 of the DGCL with respect to business combinations.

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	Delaware	OBCA
Appraisal Rights; Rights to Dissent

Under the DGCL, a stockholder of a corporation participating in some types of major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of such stockholder’s shares in lieu of the consideration such stockholder would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the shareholder is required to accept in exchange for the shares anything other than: (i) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (ii) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 shareholders; (iii) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (iv) any combination of the foregoing.

The OBCA provides that shareholders of a corporation are entitled to exercise dissent rights in respect of certain matters and to be paid the fair value of their shares in connection therewith. Dissent rights are applicable when a corporation resolves to (i) amend its articles to change the restrictions on the issuance, transfer or ownership of the corporation’s shares; (ii) amend its articles to alter the restrictions on the powers of the corporation or on the business it is permitted to carry on; (iii) amalgamate with another corporation; (iv) continue the corporation into another jurisdiction; (v) continue the corporation under the Co-Operative Corporations Act or the Not-For-Profit Corporations Act, 2010; or (vi) sell, lease or exchange all or substantially all its property

A court may also make an order permitting a shareholder to dissent in certain circumstances.

Compulsory Acquisition	Under the DGCL, a merger in which one corporation owns, prior to the merger, 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation’s board of directors or shareholders.

The OBCA provides that if, within 120 days after the making of a bid to acquire shares, the offer is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate or associate of the offeror) of any class of shares to which the bid relates, the offeror is entitled, upon complying with the section, to acquire the shares held by dissenting offerees.

An offeror may acquire the shares held by a dissenting offeree by sending, on or before the earlier of the sixtieth (60th) day following the termination of the bid and the one hundred and eightieth (180th) day following the date of the bid, an offeror’s notice to each dissenting offeree.

Dissenting offerees who have demanded payment for the fair value of his or her security may, within 30 days of receiving the offeror’s notice, apply to the court for additional security of payment for the fair value of their shares.

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	Delaware	OBCA
Stockholder/ Shareholder Consent to Action Without Meeting	Under the DGCL, unless otherwise provided in a corporation’s certificate of incorporation, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.

Under the OBCA and the Company’s bylaws, and subject to certain exceptions, shareholders may take action without a meeting by executing a written resolution signed by all of the shareholders (or their authorized attorney) entitled to vote on that resolution.

A resolution in writing is as valid as if it had been passed at a meeting of the shareholders.

Special Meetings of Stockholders/ Shareholders	Under the DGCL, a special meeting of shareholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the bylaws.

Under the OBCA, the directors of the corporation may, at any time, call a special meeting of shareholders.

In addition, the holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition. All shareholders entitled to vote as of the record date are entitled to notice of the meeting.

Subject to certain conditions, if the directors do not call a meeting within twenty-one days after receiving the shareholder’s requisition, any shareholder who signed the requisition may call the meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may pay dividends out of its capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board.

A Delaware corporation may purchase or redeem shares of any class for cash or other property except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled, upon any distribution of its assets, to a preference over another class or series of its shares or, if no shares entitled to a preference are outstanding, any of its shares if such shares will be retired and the capital reduced.

Under the OBCA, and subject to a corporation’s articles or any unanimous shareholder agreement, a corporation may pay a dividend in money or other property (including by issuing shares or warrants by way of dividend) unless there are reasonable grounds for believing that the corporation is insolvent, or the payment of the dividend would render the corporation insolvent.

The OBCA provides that no rights, privileges, restrictions or conditions attached to a series of shares shall confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class.

Under the OBCA, a corporation may purchase or otherwise acquire any of its issued shares or warrants. However, the acquisition is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above).

A corporation may also redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it, subject to similar solvency tests (as set out above).

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	Delaware	OBCA
Vacancies on Board of Director	Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws. Any newly elected director usually holds office for the remainder of the full term expiring at the annual meeting of stockholders at which the term of the class of directors to which the newly elected director has been elected expires.

Under the Company’s bylaws, a director ceases to hold office if he or she dies, is removed from office by the shareholders, ceases to be qualified for election as a director or, subject to the OBCA, resigns by a written resignation received by the Company.

Also under the Company’s bylaws, but subject to the OBCA, a quorum of directors may fill a vacancy on the board of directors. A director appointed or elected to fill a vacancy holds office for the unexpired term of his predecessor.

Under the OBCA, if there is not a quorum of directors, or if there has been a failure to elect the number of directors required by the articles or the OBCA, the directors in office shall call a special meeting of shareholders to fill the vacancy. If the directors fail to call a meeting, a shareholder may call the meeting.

In accordance with the OBCA and the Company’s bylaws, the board of directors may appoint an additional director provided that the total number of directors, after that appointment, would not be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

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	Delaware	OBCA
Removal of Directors; Terms of Directors	Under the DGCL, except in the case of a corporation with a classified board or with cumulative voting, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. If a Delaware corporation has a classified board, unless its certificate of incorporation provides otherwise, any director or the entire board may only be removed by stockholders for cause.

Under the OBCA, and the Company’s bylaws, the shareholders of the corporation may by ordinary resolution remove any director(s) from office. If the holders of any class or series have an exclusive right to elect one or more directors, a director may only be removed by an ordinary resolution of that class or series.

A director’s vacancy may be filled at the meeting at which a director was removed.

According to the Company’s bylaws, the board of directors shall be elected at each annual meeting of shareholders, and each director will hold office until the close of the first annual meeting following his or her election, subject to certain exceptions. All directors are eligible for re-election or re-appointment.

Inspection of Books and Records	Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person has the right during usual business hours to inspect the corporation’s books and records for a proper purpose.

Under the OBCA, directors, registered holders of shares, beneficial owners of shares and creditors of the corporation, (including their agents and legal representatives) may examine and take extracts of certain corporation records free of charge.

Public companies will allow any other person to examine certain records of the corporation upon payment of a reasonable fee.

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	Delaware	OBCA
Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (i) the board of directors adopts a resolution setting forth the proposed amendment, declares the advisability of the amendment and directs that it be submitted to a vote at a meeting of shareholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (ii) the holders of a majority of the outstanding shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

If a class vote on the amendment is required by the DGCL, a majority of the outstanding stock of the class is required, unless a greater proportion is specified in the certificate of incorporation or by other provisions of the DGCL.

Under the DGCL, the board of directors may amend a corporation’s bylaws if so authorized in the certificate of incorporation. The shareholders of a Delaware corporation also have the power to amend bylaws.

Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the resolution.

The directors may, by resolution, make, amend or repeal any bylaws that regulate the business or affairs of a corporation. The directors must submit the bylaw, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the bylaw, amendment or repeal.

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	Delaware	OBCA
Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation’s stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, provided that there is a determination that: (i) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (ii) in a criminal action or proceeding, the individual had no reasonable cause to believe his or her conduct was unlawful.

Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The DGCL requires indemnification of directors and officers for expenses (including attorneys’ fees) actually and reasonably relating to a successful defense on the merits or otherwise of a derivative or third-party action.

Under the DGCL, a corporation may advance expenses to any director or officer relating to the defense of any proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.

Pursuant to the Company’s bylaws, the Company will indemnify a director or officer, a former director or officer or a person who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, to the fullest extent permitted by the OBCA.

Under the OBCA, a corporation may indemnify a present or former director or officer or another individual who acts or acted at the corporation’s request as a director or officer, or in a similar capacity, of another entity (the “indemnified individual”), against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the indemnified individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the indemnified individual is involved because of that association with the Company or such other entity, and provided that the indemnified individual (i) acted honestly and in good faith with a view to the best interests of the Company, and, (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, such indemnified individual had reasonable grounds for believing that his or her conduct was lawful.

The Company may indemnify, with court approval, an indemnified individual in respect of an action by or on behalf of the Company or such other entity to obtain a judgment in its favor, to which the indemnified individual is made a party because of their association with the Company or such other entity.

An indemnified individual is entitled to indemnification from the Company as a matter of right if such indemnified individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the indemnified individual ought to have done and fulfilled the conditions set forth above.

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	Delaware	OBCA
Limited Liability of Directors and Officers	The DGCL permits the adoption of a provision in a corporation’s certificate of incorporation limiting or eliminating the monetary liability of a director or officer to a corporation or its shareholders by reason of a director or officer’s breach of the director or officer’s fiduciary duties, except for (i) any breach the duty of loyalty to the corporation or its shareholders; (ii) any act or omission not in good faith or involving intentional misconduct or a known violation of law; (iii) any breach in which the director or officer obtains an improper personal benefit from the corporation; (iv) with respect to directors, the unlawful payment of a dividend or the unlawful approval a stock repurchase; or (v) in the case of an officer, any actions brought by or in the right of a corporation.

Under the OBCA, every director and officer of a corporation in exercising his or her powers and discharging his or her duties to the corporation shall (i) act honestly and in good faith with a view to the best interests of the corporation, and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Subject to the OBCA’s unanimous shareholder agreement provisions, no provision in a contract, the articles of amalgamation, the bylaws or a resolution relieves a director or officer from the duty to act in accordance with the OBCA and the regulations thereunder or relieves him or her from liability for a breach thereof.

Stockholder/ Shareholder Lawsuits	Under the DGCL, a stockholder may bring a derivative action on behalf of the corporation to enforce the rights of the corporation; provided, however, that under Delaware case law, the plaintiff generally must be a stockholder not only at the time of the transaction that is the subject of the suit, but also throughout the duration of the derivative suit. Delaware law also requires that the derivative plaintiff make a demand on the directors of the corporation to assert the derivative claim before the suit may be prosecuted by the derivative plaintiff, unless such demand would be futile. An individual also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, (i) a current or former shareholder (including a beneficial shareholder); (ii) a current or former director of a corporation; or (iii) any person who, in the discretion of the court, is an appropriate person (a “complainant”) may bring an application to prosecute, defend, or discontinue an action on behalf of a corporation (a derivative action).

A complainant may apply to the court for leave to bring an action in the name and on behalf of a corporation or any of its subsidiaries or intervene in an action in which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of a body corporate if the complainant has given fourteen days’ notice to the directors of the corporation, and the court is satisfied that (i) the directors of the corporation will not bring, prosecute, defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the best interest of the corporation for the action to be prosecuted or defended.

Under the OBCA, upon the final disposition of a derivative action, the court may make any order it determines to be appropriate, including an order requiring the corporation to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

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	Delaware	OBCA
Oppression Remedy	Although the DGCL imposes upon directors and officers fiduciary duties of loyalty (i.e., a duty to act in a manner believed to be in the best interest of the corporation and its stockholders) and care, the DGCL does not provide for a remedy for a breach of fiduciary duties that is comparable to the OBCA’s oppression remedy.

The OBCA’s oppression remedy enables a court to make an order (interim or final) to rectify conduct that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any security holder, creditor, director or officer of the corporation. To determine whether the oppression remedy is appropriate, the court will consider the corporation’s actions and/or omissions (including decisions made by the directors), and the business and affairs of the corporation.

Under the OBCA, a complainant (as defined above) may bring an oppression application.

The oppression remedy provides the court with extremely broad and flexible jurisdiction to intervene in corporate affairs to protect shareholders.

Blank Check Preferred Stock/Shares

Under the DGCL, the certificate of incorporation of a corporation may give the board the right to issue new classes of preferred shares with voting, conversion, dividend distribution, and other rights to be determined by the board at the time of issuance, which could prevent a takeover attempt and thereby preclude shareholders from realizing a potential premium over the market value of their shares.

In addition, the DGCL does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

According to the Company’s bylaws, shares of the Company may be issued at such times and to such persons and for such consideration as the directors determine.

Under the OBCA, the articles of a corporation may authorize the issuance of any class of shares in one or more series and may determine the designation, rights, privileges, restrictions and conditions attaching to the shares of each series.

Under the OBCA, each share of a series of shares must have the same special rights or restrictions as are attached to every other share of that series of shares. In addition, the special rights or restrictions attached to shares of a series of shares must be consistent with the special rights or restrictions attached to the class of shares of which the series of shares is part.

In addition, the OBCA does not prohibit a corporation from adopting a shareholder rights plan, or “poison pill,” which could prevent a takeover attempt and preclude shareholders from realizing a potential premium over the market value of their shares.

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	Delaware	OBCA
Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations typically have provisions in their bylaws, often referred to as “advance notice bylaws,” that require a stockholder proposing a nominee for election to the board of directors or other proposals at an annual or special meeting of the stockholders to provide notice of any such proposals to the corporation in advance of the meeting for any such proposal to be brought before the meeting of the stockholders. In addition, advance notice bylaws frequently require the stockholder nominating a person for election to the board of directors to provide information about the nominee, such as his or her age, address, employment and beneficial ownership of shares of the corporation’s capital stock. The stockholder may also be required to disclose information about the stockholder, including, among other things, his or her name, share ownership and agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the bylaws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.

Under the Company’s bylaws, a shareholder may nominate a director pursuant to a proposal or requisition made in accordance with the provisions of the OBCA.

In addition, any person who at (i) the close of business on the date of giving notice; and (ii) on the record date for notice of such meeting, is a registered security holder of one or more shares carrying the right to vote, or who beneficially owns shares that are entitled to be voted (“Nominating Shareholder”), may elect a director, subject to fulfilling certain notice procedures. A Nominating Shareholder is required to give timely notice in the proper written form, as outlined in the bylaws.

To be in proper form, the notice of the Nominating Shareholder must set forth, amongst other things, (i) each proposed director nominee, and any other information relating to the nominee that would be required to be disclosed in a dissident’s proxy circular under the OBCA and applicable security laws, and (ii) any proxy, contract, arrangement, understanding or relationship pursuant to which such Nominating Shareholder has a right to vote any shares of the Company and any other information relating to such Nominating Shareholder that would be required to be made in a dissident’s proxy circular under the OBCA and applicable security laws.

In certain circumstances, the corporation may refuse to process a proposal.

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Description of the Securities

This prospectus contains summary descriptions of the common shares, debt securities, subscription receipts, warrants, rights and units that we may offer from time to time. These summary descriptions are not meant to be complete descriptions of each security. We will also set forth in the applicable prospectus supplement a description of the securities that may be offered under this prospectus. The applicable prospectus supplement may add, update or change the terms and conditions of the securities as described in this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and/or other offering material relating to such offering. You should read the applicable prospectus supplement relating to the securities being offered pursuant to this prospectus and any other offering materials that we may provide.

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Description of Common Shares

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, common shares from time to time, as set forth in the applicable prospectus supplement. See “Description of Share Capital” above.

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Description of Debt Securities

The following description of the terms of the debt securities sets forth certain general terms and provisions of the debt securities in respect of which a prospectus supplement will be filed. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in a prospectus supplement filed in respect of such debt securities.

Debt securities may be offered separately or in combination with one or more other securities. The Company may, from time to time, issue debt securities and incur additional indebtedness other than through the issue of debt securities pursuant to this prospectus.

Debt securities will be issued under one or more indentures (each, a “debt indenture”), in each case between the Company and an appropriately qualified entity authorized to carry on business as a trustee. The description below is not exhaustive and is subject to, and qualified in its entirety by reference to, the detailed provisions of the applicable debt indenture.

The following description sets forth certain general terms and provisions of the debt securities and is not intended to be complete. We have filed a form of indenture as Exhibit 4.4 to the registration statement of which this prospectus is a part. When debt securities are offered in the future, the prospectus supplement will explain the particular terms of those securities and the extent to which these general provisions may apply. Capitalized terms used in the summary have the meanings specified in the indenture.

General

The debt securities may be issued from time to time in one or more series and may be convertible into other securities. The Company may specify a maximum aggregate principal amount for the debt securities of any series and, unless otherwise provided in the applicable prospectus supplement, a series of debt securities may be reopened for issuance of additional debt securities of such series.

Any prospectus supplement for debt securities will contain the specific terms and other information with respect to the debt securities being offered thereby, including:

●	the designation, aggregate principal amount and authorized denominations of such debt securities;

●	any limit upon the aggregate principal amount of such debt securities;

●	the currency or currency units for which such debt securities may be purchased and the currency or currency units in which the principal and any interest is payable (in either case, if other than Canadian dollars);

●	the issue price (at par, at a discount or at a premium) of such debt securities;

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●	the date or dates on which such debt securities will be issued and delivered;

●	the date or dates on which such debt securities will mature, including any provision for the extension of a maturity date, or the method of determination of such date(s);

●	the rate or rates per annum (either fixed or floating, respectively) at which such debt securities will bear interest (if any) and, if floating, the method of determination of such rate;

●	the date or dates from which any such interest will accrue and on which such interest will be payable and the record date or dates for the payment of such interest, or the method of determination of such date(s);

●	if applicable, the provisions for subordination of such debt securities to other indebtedness of the Company;

●	any redemption term or terms under which such debt securities may be defeased whether at or prior to maturity;

●	any repayment or sinking fund provisions;

●	any events of default applicable to such debt securities;

●	whether such debt securities are to be issued in registered form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;

●	any exchange or conversion terms and any provisions for the adjustment thereof;

●	if applicable, the ability of the Company to satisfy all or a portion of any redemption of such debt securities, any payment of any interest on such debt securities or any repayment of the principal owing upon the maturity of such debt securities through the issuance of securities of the Company or of any other entity, and any restriction(s) on the persons to whom such securities may be issued; and

●	any other specific terms or covenants applicable to such debt securities.

The Company may include in a prospectus supplement specific terms pertaining to the debt securities that are in addition to, or in lieu of, the terms debt securities as described in this prospectus. To the extent that any particular terms of the debt securities described in a prospectus supplement differ from any of the terms of the debt securities described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such debt securities.

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of the Company and will rank pari passu (except as to sinking funds) with all other unsubordinated and unsecured indebtedness of the Company, including other debt securities issued under the debt indenture.

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Description of Subscription Receipts

The Company may issue subscription receipts, independently or together with other securities. Subscription receipts will be issued under one or more subscription receipt agreements.

A subscription receipt is a security of the Company that will entitle the holder to receive one or more common shares or a combination of common shares and warrants, upon the completion of a transaction, typically an acquisition by the Company of the assets or securities of another entity. After the offering of subscription receipts, the subscription proceeds for the subscription receipts are held in escrow by the designated escrow agent, pending the completion of the transaction. Holders of subscription receipts will not have any rights of shareholders of the Company. Holders of subscription receipts are only entitled to receive common shares or warrants or a combination thereof upon the surrender of their subscription receipts to the escrow agent or to a return of the subscription price for the subscription receipts together with any payments in lieu of interest or other income earned on the subscription proceeds.

Selected provisions of the subscription receipts and the subscription receipt agreements are summarized below. This summary is not complete. The statements made in this prospectus relating to any subscription receipt agreement and subscription receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable subscription receipt agreement.

A prospectus supplement will set forth the following terms relating to the subscription receipts being offered:

●	the designation of the subscription receipts;

●	the aggregate number of subscription receipts offered and the offering price;

●	the terms, conditions and procedures for which the holders of subscription receipts will become entitled to receive common shares or warrants or a combination thereof;

●	the number of common shares or warrants or a combination thereof that may be obtained upon the conversion of each subscription receipt and the period or periods during which any conversion must occur;

●	the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

●	the gross proceeds from the sale of such subscription receipts, including (if applicable) the terms applicable to the gross proceeds from the sale of such subscription receipts, plus any interest earned thereon;

●	the material income tax consequences of owning, holding and disposing of such subscription receipts;

●	whether such subscription receipts will be listed on any securities exchange;

●	any terms, procedures and limitations relating to the transferability, exchange or conversion of the subscription receipts; and

●	any other material terms and conditions of the subscription receipts.

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Description of Warrants

This section describes the general terms that will apply to any warrants for the purchase of common shares (the “equity warrants”) or for the purchase of debt securities (the “debt warrants”).

Warrants may be offered separately or together with other securities, as the case may be. Each series of warrants may be issued under a separate warrant indenture or warrant agency agreement to be entered into between the Company and one or more banks or trust companies acting as warrant agent or may be issued as stand-alone contracts. The applicable prospectus supplement will include details of the warrant agreements governing the warrants being offered. The warrant agent is expected to act solely as the agent of the Company and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants. The following sets forth certain general terms and provisions of the warrants that may be offered hereunder. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement, if any.

Equity Warrants

The particular terms of each issue of equity warrants will be described in a related prospectus supplement. This description will include, where applicable:

●	the designation and aggregate number of the equity warrants;

●	the price at which the equity warrants will be offered;

●	the currency or currencies in which the equity warrants will be offered;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	the class and/or number of common shares that may be purchased upon exercise of each equity warrant and the price at which and currency or currencies in which the common shares may be purchased upon exercise of each equity warrant;

●	the terms of any provisions allowing for adjustment in (i) the class and/or number of common shares or other securities or property that may be purchased, or (ii) the exercise price per common share;

●	whether the Company will issue fractional shares;

●	the designation and terms of any securities with which the equity warrants will be offered, if any, and the number of the equity warrants that will be offered with each security;

●	the date or dates, if any, on or after which the equity warrants and the related securities will be transferable separately;

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●	whether the equity warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Company has applied to list the equity warrants and/or the related common shares on a stock exchange; and

●	any other material terms or conditions of the equity warrants.

Debt Warrants

The particular terms of each issue of debt warrants, if any, will be described in a prospectus supplement. Such description will include, where applicable:

●	the designation and aggregate number of debt warrants;

●	the price at which the debt warrants will be offered;

●	the currency or currencies in which the debt warrants will be offered;

●	the designation and terms of any securities with which the debt warrants are being offered, if any, and the number of the debt warrants that will be offered with each security;

●	the date or dates, if any, on or after which the debt warrants and the related securities will be transferable separately;

●	the principal amount of debt securities that may be purchased upon exercise of each debt warrant and the price at which and currency or currencies in which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	the minimum or maximum amount of debt warrants that may be exercised at any one time;

●	whether the debt warrants will be subject to redemption, and, if so, the terms of such redemption provisions; and

●	any other material terms or conditions of the debt warrants.

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Description of Units

The Company may issue units comprised of one or more of the other securities described herein in any combination. A prospectus supplement relating to the particular units offered, if any, will describe the terms of such units and, as applicable, the terms of such other securities.

Each unit is expected to be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit is expected to have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued, as the case may be, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any other material terms and conditions of the units.

The preceding description and any description of units in an applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units.

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Plan of Distribution

We may sell the securities covered by this prospectus from time to time by one or more of the following methods, or any combination thereof, or through any other method permitted by law: to or through underwriters, brokers or dealers, with or without an underwriting syndicate, for them to offer and sell to the public; directly to one or more purchasers in negotiated purchases or in competitively bid transactions; through designated agents; directly to holders of warrants exercisable for our securities upon the exercise of warrants; or through a combination of any of these methods of sale. We reserve the right to accept or reject, in whole or in part, any proposed purchase of securities, whether the purchase is to be made directly or through agents.

Each time that we use this prospectus to sell our securities, we will also provide a prospectus supplement that contains the specific terms of the offering, including the name or names of any underwriters, dealers or agents and the types and amounts of securities underwritten or purchased by each of them; the public offering price of the securities and the proceeds to us; any over-allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts or other items constituting agents’ or underwriters’ compensation; any discounts, commissions or concessions allowed or reallowed or paid to underwriters, agents or dealers; any securities exchange or market on which the securities may be listed; and any delayed delivery arrangements.

The offer and sale of the securities described in this prospectus by us, the underwriters, or the third parties described above may be effected from time to time in one or more transactions: at a fixed price or prices, which may be changed; at market prices prevailing at the time of sale; in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise; at prices related to the prevailing market prices; or at negotiated prices.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than our common shares, which are listed on the TSXV and Nasdaq. We may elect to list any securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. Only underwriters that we have named in the prospectus supplement will be underwriters of the securities offered by that prospectus supplement.

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If we use dealers in the sale of securities, we may sell securities to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale. If we use agents in the sale of securities, unless otherwise indicated in the prospectus supplement, they will use their reasonable best efforts to solicit purchases for the period of their appointment. We may solicit offers to purchase the securities directly, and we may sell the securities directly to institutional or other investors, who may be deemed underwriters within the meaning of the Securities Act with respect to any resales of those securities. Unless otherwise indicated in a prospectus supplement, if we sell directly, no underwriters, dealers or agents will be involved. The terms of these sales will be described in the applicable prospectus supplement. We will not make an offer of securities in any jurisdiction that does not permit such an offer.

We may authorize underwriters, dealers, or agents to solicit offers by certain types of institutional investors to purchase our securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions or discounts we pay for solicitation of these contracts.

Agents and underwriters may be entitled to indemnification by us against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

In connection with any offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, over-allotment, stabilizing transactions and purchases to cover positions created by short sales and penalty bids. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions consist of certain bids or purchases of the offered securities or any underlying securities made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress. Short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange (if the securities are listed on an exchange) in the over-the-counter market or otherwise.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates in connection with those derivatives, then the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of shares, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of securities. The third party in any such sale transaction will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

Under the securities laws of some states, to the extent applicable, the securities may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, certain of the securities may not be sold unless such securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

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Expense of the Issuance and Distribution

The following table sets forth those expenses to be incurred by us in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

SEC registration fee	$16,530
Printing and postage expenses		(1)
Legal fees and expenses		(1)
Trustee fees and expenses		(1)
Accounting fees and expenses		(1)
Rating agency fees		(1)
Taxes		(1)
Total		(1)

(1) These expenses are not presently known and cannot be estimated at this time as they are based upon the amount and type of security being offered, as well as the number of offerings. The aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

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Certain Income Tax Considerations

Material Canadian and/or U.S. income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities. You are urged to consult your own tax advisors prior to any acquisition of our securities.

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Enforceability of Civil Liabilities

The Company is incorporated under and governed by the OBCA. Some of the directors and officers of the Company, as well as some of the entities named as experts in this prospectus, are residents of Canada or otherwise reside outside of the U.S., and all or a substantial portion of their assets are located outside the U.S. It may be difficult for investors who reside in the U.S. to effect service within the U.S. upon those directors, officers and experts who are not residents of the U.S. It may also be difficult for investors who reside in the U.S. to realize in the U.S. upon judgments of courts of the U.S. predicated upon our civil liability and the civil liability of the Company’s directors, officers and experts under the U.S. federal securities laws. A final judgment for a liquidated sum in favor of a private litigant granted by a U.S. court and predicated solely upon civil liability under U.S. federal securities laws would, subject to certain exceptions identified in the law of individual provinces and territories of Canada, likely be enforceable in Canada if the U.S. court in which the judgment was obtained had a basis for jurisdiction in the matter that would be recognized by the domestic Canadian court for the same purposes. There is a significant risk that a given Canadian court may not have jurisdiction or may decline jurisdiction over a claim based solely upon U.S. federal securities law on application of the conflict of laws principles of the province or territory in Canada in which the claim is brought.

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Legal Matters

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of POET by Katten Muchin Rosenman LLP with respect to U.S. legal matters and by Bennett Jones LLP with respect to Canadian legal matters. In addition, if legal matters in connection with any offering of securities made pursuant to this prospectus are passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the prospectus supplement relating to such offering.

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Experts

The consolidated financial statements of POET Technologies Inc. as of December 31, 2022, 2021 and 2020 and for each of the three years in the period ended December 31, 2022 incorporated in this prospectus by reference to the Company’s Annual Report on Form 20-F have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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POET Technologies Inc.

1,600,000 Common Shares and
Warrants to Purchase up to 1,600,000 Common Shares

Prospectus Supplement

Maxim Group LLC

November 30, 2023